AGREEMENT AND PLAN OF MERGER AND EXCHANGE OF STOCK
               --------------------------------------------------

     THIS AGREEMENT AND PLAN OF MERGER AND EXCHANGE OF STOCK ("Agreement") is made and entered into as of the 10th day of May, 2001, by and among RETURN ON INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("ROI"), whose address is 1825 Barrett Lakes Blvd., Suite 260, Kennesaw, GA 30144; GO SOFTWARE, INC., a corporation organized and existing under the laws of the State of Washington ("GO"), whose address is Parkway Business Center, 5000 Business Center Drive, Suite 1000, Savannah, GA 31405; and NETWORK COMMERCE INC., a corporation organized and existing under the laws of the State of Washington ("Network Commerce"), whose address is 411 First Avenue South, Suite 200 North, Seattle, WA 98104 and GO ACQUISITION, INC. ("Subsidiary"), whose address is 411 First Avenue South, Suite 200 North, Seattle, WA 98104.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, GO is a wholly-owned subsidiary of Network Commerce;

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with applicable law, Network Commerce shall, sell, assign, and transfer ownership of GO to ROI (the "GO Sale");

     WHEREAS, the Board of Directors of GO (i) has determined that the GO Sale is consistent with and in furtherance of the long term business strategy of GO and fair to, and in the best interests of, GO and its shareholder; and (ii) has approved this Agreement, the GO Sale and the other transactions contemplated by this Agreement;

     WHEREAS, the Board of Directors of Network Commerce (i) has determined that the GO Sale is consistent with and in furtherance of the long term business strategy of Network Commerce and fair to, and in the best interests of, Network Commerce and its shareholders; and (ii) has approved this Agreement, the GO Sale and the other transactions contemplated by this Agreement;

     WHEREAS, the Board of Directors of ROI (i) has determined that the GO Sale is consistent with and in furtherance of the long term business strategy of ROI and is fair to, and in the best interests of, ROI and its shareholders; (ii) has approved this Agreement, the GO Sale and the other transactions contemplated by this Agreement; (iii) has recommended that the shareholders of ROI approve the GO Sale; and (iv) has approved the issuance of shares of common stock, $.01 par value per share, of ROI (the "ROI Common Stock") in exchange for all of the issued and outstanding shares of common stock, $0.00 par value per share, of GO (the "GO Common Stock"); and

     WHEREAS, the shareholders of ROI have approved this Agreement, the GO Sale and the other transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto do hereby mutually covenant and agree as follows:

     1.   THE MERGER

     (a) THE MERGER. ROI will set up a corporation under the laws of the State of Washington as a wholly-owned subsidiary of ROI (the "Subsidiary"). Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the Washington Business Corporation Act (the "WBCA"), the Subsidiary shall be merged with and into GO at the Effective Time (as defined in Section 1(c) hereof) (the "Merger"). Following the Effective Time, the separate corporate existence of the Subsidiary shall cease, and GO shall continue as the surviving corporation (the "Surviving Corporation") under the name GO Software, Inc. and shall succeed to and assume all the rights and obligations of GO and the Subsidiary in accordance with the WBCA.

     (b) THE CLOSING; EFFECTIVE DATE. The closing of the Merger contemplated by this Agreement (the "Closing") shall take place on May 11, 2001, or at such other time and on such other date as is agreed to by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in
Section 7) shall be
no later than the second business day after satisfaction or waiver of the conditions set forth in Section 7 at the offices of ROI. If the parties hereto do not agree in writing to extend the Closing Date beyond May 31, 2001, and the Closing does not occur on or prior to such date, any party to this Agreement may, at its sole option, terminate this Agreement by notifying the other parties in writing of such termination. Upon such termination, each party shall be responsible for its own costs and expenses related to this Agreement and no party shall have any obligation hereunder except for those obligations that have been expressly agreed to herein or agreed to in writing in a separate document as surviving the termination of this Agreement.

     (c) EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall file articles of merger (the "Articles of Merger") executed in accordance Section 23B.11.050 of the WBCA and shall make all other filings or records required under the WBCA as soon as practical on or after the Closing Date. The Merger shall become effective at such time as the Articles of Merger are accepted for record by the Secretary of State of the State of Washington or at such other time as the Subsidiary and GO shall agree as specified in the Articles of Merger but not exceeding 30 days after the date the Articles of Merger are accepted for record by the Secretary of State of the State of Washington (the "Effective Time").

     (d)  EFFECT OF MERGER ON THE CONSTITUENT CORPORATIONS.

          (1) GENERAL. The Merger shall have the effect set forth in the WBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, (i) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, excluding only those assets of GO comprising the "call center" and specifically listed on Schedule A (the "Call Center"), and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of the Subsidiary and GO (together, the "Constituent Corporations"), (ii) all obligations belonging to or due each of the Constituent Corporations shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed, (iii) title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger, (iv) all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and (v) the Surviving Corporation shall be liable for all of the debts and obligations of each of the Constituent Corporations, and any claim existing, or action or proceeding pending, by or against either of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

          (2) ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of GO, in effect as of the Effective Time, shall become the Articles of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

          (3) BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of GO shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the WBCA, the Articles of Incorporation of the Surviving Corporation and said Bylaws.

          (4) DIRECTORS. The Board of Directors of GO at the Effective Time shall resign. The Board of Directors of ROI at the Effective Time shall, from and after the Effective Time, be the Board of Directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and applicable law.

          (5) OFFICERS. The officers of GO at the Effective Time shall resign. The officers of ROI at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

          (6) ASSETS, LIABILITIES. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Constituent Corporations shall be taken upon the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to


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

     the Effective Time, except as otherwise set forth in this Agreement and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

          (7) TAX TREATMENT. The parties hereto acknowledge that for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     2. EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.

     (a) EFFECT ON STOCK . As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any stock of either of the Constituent Corporations:

          (1) CANCELLATION OF TREASURY STOCK. Each share of GO Common Stock that is owned by GO or by any subsidiary of GO shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration (as hereinafter defined) shall be delivered in exchange therefor.

          (2) CONVERSION OF COMPANY STOCK. At and as of the Closing, (i) ROI shall deliver to Network Commerce $1,000,000.00 and a non-interest bearing promissory note in the form attached hereto as Schedule B (the "Note") in the principal amount of $500,000.00 (the "Cash Consideration"), and (ii) all of the issued and outstanding shares of GO Common Stock shall at the Effective Time be converted into that number of shares of ROI Common Stock with a value of $3,000,000.00 (the "Stock Consideration" and together with the Cash Consideration, the "Merger Consideration") as determined by the average of the closing sales prices of ROI Common Stock as reported on the OTC:BB exchange for each of the five trading days immediately preceding the Closing Date (the "Closing Stock Value"), using the previous closing price if no trades occur on any of such trading days. The Note shall be due and payable on August 31, 2001 if ROI fails to register the Stock Consideration as required by Section 8 hereof. If ROI is required to pay the Note, Network Commerce shall deliver to ROI that number of shares of ROI Common Stock with a Closing Stock Value equal to the amount paid by ROI to Network Commerce in payment of the Note together with a completed stock transfer power executed by Network Commerce. The number of shares of ROI Common Stock referred to throughout this Agreement shall be adjusted from time to time to reflect any stock splits or stock dividends or reclassification of capital structure that occur after the date of this Agreement. As of the Effective Time, all such GO Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate evidencing any GO Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2(b) hereof. Notwithstanding the foregoing, at the Effective Time (i) certificates representing the number of shares of ROI Common Stock to be delivered at closing determined by dividing $400,000.00 by the Closing Stock Value shall be held by the escrow agent pursuant to and in accordance with the terms of the Escrow Agreement in the form attached hereto as Schedule C and thereby made an integral part hereof (the "Escrow Agreement"), to secure the accuracy of the representations and warranties made by GO and Network Commerce pursuant to Section 6 hereof.

          (3) SUBSIDIARY STOCK. As of the Effective Time, all of the issued and outstanding shares of Subsidiary common stock shall be converted into 1,000 shares of GO Common Stock.

     (b) EXCHANGE OF CERTIFICATES. Upon the terms, subject to the conditions and in reliance upon the representations and warranties contained herein and subject to the Escrow Agreement, , upon the proper surrender at Closing to ROI by Network Commerce of the certificate or certificates which immediately prior to the Closing represented the outstanding shares of GO Common Stock (or appropriate affidavits of loss) (the "Certificates") that are to be exchanged pursuant to Section 2(a) for the Merger Consideration, Network Commerce shall be entitled to receive in exchange therefor the Merger Consideration subject to adjustment as described herein.

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

     3.   CLOSING OBLIGATIONS.

     (a) Closing Obligations of GO and Network Commerce. At the Closing, GO and Network Commerce shall deliver to ROI the following:

          (1) certificates representing all of the GO Common Stock, duly endorsed (or accompanied by duly executed stock powers) (or appropriate affidavits of loss) for transfer to ROI;

          (2) a certificate, dated the Closing Date, stating that (i) the representations and warranties of GO and Network Commerce contained in this Agreement or any Schedule are true and correct in all material respects on and as of the Closing Date, and (ii) GO and Network Commerce have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

          (3) an executed Escrow Agreement.

          (4) an executed Proxy, the form of which is attached hereto as Schedule D.

     (b) Closing Obligations of ROI. At the Closing, ROI shall deliver to GO and Network Commerce the following:

          (1) the Merger Consideration in the form of (i) a certified check payable to Network Commerce for $1,000,000.00 and the Note in the principal amount of $500,000.00 and (ii) evidence that ROI has irrevocably instructed its stock transfer agent to issue and deliver certificates representing the Stock Consideration to Network Commerce and the Escrow Agent, as the case may be;

          (2) a certificate, dated the Closing Date, stating that (i) the representations and warranties of ROI contained in this Agreement or any Schedule are true and correct in all material respects on and as of the Closing Date, (ii) ROI has performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

          (3) an executed Escrow Agreement.

     4. APPROVALS.

     (a) This Agreement and the transactions contemplated herein have been duly approved by the GO Board of Directors and by the sole shareholder of GO, Network Commerce.

     (b) The Network Commerce Board of Directors has approved this Agreement and the transactions contemplated herein.

     (c) This Agreement and the transactions contemplated herein have been duly approved by the ROI Board of Directors and by ROI shareholders holding at least 65% of the outstanding shares of common stock of ROI.

     (d) This Agreement and the transactions contemplated herein have been duly approved by UniComp as required by the UniComp Merger Agreement.

     (e) No other approvals, including, without limitation, the approval of Network Commerce shareholders, are required for the Closing to occur.

     5. REPRESENTATIONS AND WARRANTIES OF ROI. ROI represents and warrants to GO and Network Commerce that the following representations and warranties are true and correct in all material respects as of the Closing:

     (a) ROI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) ROI has the  requisite  corporate  power and  authority  to execute and
deliver  this  Agreement  and  the  Escrow   Agreement  and  to  consummate  the
transactions contemplated hereby and thereby. The execution and

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

delivery of this Agreement and the Escrow Agreement by ROI and the consummation by ROI of the transactions contemplated herein and therein have been duly authorized by ROI's Board of Directors and the ROI shareholders, and no other corporate or other proceedings on the part of ROI or the ROI shareholders are necessary to authorize this Agreement and the Escrow Agreement or for ROI to consummate the transactions contemplated hereunder and thereunder. This Agreement has been duly and validly executed and delivered by ROI and constitutes, and the Escrow Agreement when executed and delivered at Closing will constitute, a valid and binding agreement of ROI, enforceable against ROI in accordance with their terms, except as enforceability may be limited by creditors' rights, bankruptcy, insolvency and general principles of equity.

     (c) Neither the execution, delivery or performance of this Agreement or the Escrow Agreement by ROI, nor the consummation by ROI of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of ROI, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission, except for filings or approvals required under applicable federal or state securities laws and the filing of the Articles of Merger, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature, on any property or asset of ROI pursuant to any of the terms, conditions or provisions of any contract, agreement, lease, intellectual property license, note, bond, mortgage, indenture, license, or other instrument or obligation to which ROI is a party or by which it is bound or (iv) to the best knowledge of ROI, violate any law, order, writ, injunction, decree, statute, rule or regulation of any governmental entity applicable to ROI or any of its properties or assets, except, in the case of clauses (ii), (iii) and (iv), where failures to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or liens would not have, individually or in the aggregate, a material adverse effect.

     (d) The representations contained in this subsection (d) are complete and accurate. Any and all securities issued by ROI have been issued in compliance with Federal and State securities laws. ROI has filed with the Securities and Exchange Commission all of the documents ("ROI SEC Documents") that it was required to file through the date of this Agreement. As of their respective dates, the ROI SEC Documents did not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. True, accurate and complete copies of the ROI SEC Documents are available for viewing via the SEC's EDGAR filing system maintained at the SEC's website: WWW.SEC.GOV. As of their respective dates, the ROI SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated under such statutes. The financial statements contained in the ROI SEC Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all liabilities of ROI required to be stated therein, including all contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of ROI at said date and the results of operations and cash flows of ROI for the periods then ended.

     (e) The Stock Consideration has been, or will be prior to the Effective Time, duly authorized for issuance, and when issued and delivered to Network Commerce pursuant to this Agreement, shall be validly issued, fully paid and nonassessable free from any liens, encumbrances and pre-emptive or similar rights.

     (f) Pursuant to Section 8 hereof, ROI will register under the Securities Act of 1933 the shares of ROI Common Stock to be delivered to Network Commerce hereunder.

     6. REPRESENTATIONS AND WARRANTIES OF GO AND NETWORK COMMERCE. GO and Network Commerce respectively (and not jointly) represents and warrants to ROI that the following representations and warranties pertaining to GO contained herein are true and correct in all material respects as of the Closing:

     (a) GO is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power and authority and all licenses, permits, and authorizations

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

necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Complete and correct copies of GO's charter documents and all amendments thereof to date, certified by the Secretary of State of Washington, and the by-laws, as amended to date, certified by an officer of GO will be delivered to ROI at the Closing.

     (b) GO and Network Commerce have the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by GO's Board of Directors, Network Commerce, and Network Commerce's Board of Directors and no other corporate or other proceedings on the part of GO or Network Commerce are necessary to authorize this Agreement and the Escrow Agreement or to consummate the transactions contemplated hereunder and thereunder. This Agreement has been duly and validly executed and delivered by GO and Network Commerce and constitutes a valid and binding agreement of GO and Network Commerce, enforceable against GO and Network Commerce in accordance with its terms, except as enforceability may be limited by creditors' rights, bankruptcy, insolvency and general principles of equity.

     (c) Neither the execution, delivery or performance of this Agreement or the Escrow Agreement, nor the consummation of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of GO, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission, except for filings or approvals required under applicable federal or state securities laws and the filing of the Articles of Merger, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature, on any property or asset of GO pursuant to any of the terms, conditions or provisions of any contract, agreement, lease, intellectual property license, note, bond, mortgage, indenture, license, or other instrument or obligation to which GO is a party or by which it is bound or
(iv) to the best knowledge of GO and Network Commerce, violate any law, order, writ, injunction, decree, statute, rule or regulation of any governmental entity applicable to GO or any of its properties or assets, except, in the case of clauses (ii), (iii) and (iv), where failures to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or liens would not have, individually or in the aggregate, a material adverse effect.

     (d) Network Commerce is the sole shareholder of GO and is the owner of 100 shares of GO Common Stock and is entitled to transfer such GO Common Stock in accordance herewith. There are no other securities of GO of any kind, whether debt or equity. There are no outstanding options or warrants of any kind for the purchase of shares or any other securities of GO, whether debt or equity.

     (e) GO and Network Commerce have the requisite authority and capacity to perform the Merger.

     (f) Neither GO nor Network Commerce or any of their affiliates has employed or used the services of any finder or broker in connection with the transactions contemplated herein.

     (g) Other than the GO Common Stock as shown in (d) above, Network Commerce owns no other shares of common stock of GO and has not transferred or caused GO to issue any shares of common stock of GO to anyone else.

     (h) There is no material litigation pending or threatened against or relating to Network Commerce that would affect the GO Common Stock or the transactions contemplated by this Agreement.

     (i) There is no effective order, decree or judgment of any court to which Network Commerce is a party that would affect the GO Common Stock or the transactions contemplated by this Agreement.

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

     (j) Network Commerce has good title to the GO Common Stock to be transferred pursuant to this Agreement; such GO Common Stock is validly issued and outstanding, and is paid for in full; and Network Commerce has full legal right, power and authority to sell, assign and transfer the GO Common Stock to ROI pursuant to this Agreement.

     (k) Schedule E, which is attached hereto and thereby made an integral part hereof, contains the unaudited financial statements of GO for the fiscal years ended December 31, 1999, and 2000, and the four months ended April 30, 2001. All such financial statements are accurate and complete in all material respects. Except as disclosed on Schedule E, there is no material litigation pending or threatened against GO and there are no delinquent taxes of any kind. Schedule E-1, which is attached hereto and thereby made an integral part hereof, contains a list of the intellectual property of GO (the "Intellectual Property") indicating whether or not each such item of intellectual property is reflected on the Balance Sheet. Except as noted on said Schedule E-1, (a) GO owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Intellectual Property necessary for the operation of its business as presently conducted; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Intellectual Property has been made, is currently outstanding or, to the knowledge of GO, threatened, and, to the knowledge of GO, there is no reasonable basis for any such claim; (c) Neither GO nor Network Commerce nor any registered agent of GO has received any notices of, nor is aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property, nor has GO, Network Commerce or any registered agent of GO received any claims of infringement or misappropriation of or other conflict with any Intellectual Property rights of any third party; and (d) GO has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and GO is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of GO's business as presently conducted or as currently proposed by GO to be conducted. Schedule E-2, which is attached hereto and thereby made an integral part hereof, contains a list of tangible assets of GO whether or not such assets are reflected on the Balance Sheet. Except as set forth in Schedule E-2, none of the personal property listed therein is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement. Except as noted on Schedule E-2, GO is the owner of all such assets and has granted no rights of any kind related to the assets to any other party. Except as noted on the Schedules, GO has good, valid and marketable title to all of its property and assets (whether real, personal or mixed and whether tangible or intangible) free and clear of all liens. GO does not own any real property.

     (l) To the knowledge of GO and Network Commerce, Schedule F attached hereto contains a correct and complete list of every written contract, agreement, relationship or commitment, and every oral contract, commitment, agreement or relationship, to which GO is a party or by which GO is bound (collectively, the "Material Contracts"). True and complete copies of all Material Contracts have been furnished to ROI. To the knowledge of GO and Network Commerce, and except as set forth on Schedule F, (a) all of the Material Contracts are in full force and effect, (b) GO is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by GO, under any Material Contract or any other obligation owed by GO, and (c) no event has occurred which with the giving of notice or the passage of time or both would constitute such a default by any other party to any such Material Contract or obligation. To the knowledge of GO and Network Commerce, GO does not have any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise, whether due or to become due), except (a) liabilities and obligations under Material Contracts or other liabilities and obligations described on the attached Schedule F, (b) liabilities and obligations included in the financial statements on Schedule E, and (c) liabilities and obligations which have arisen after April 30, 2001, in the ordinary course of business, consistent with past custom and practice (none of which is a liability resulting from breach of contract, environmental matters, breach of warranty tort, infringement, claims or lawsuits).

     (m) Except as set forth on Schedule E, GO (i) has timely filed all Tax Returns (as hereinafter defined) required to be filed by it for all periods ending on or prior to the Closing, and such tax returns are true, correct and complete in all material respects, (ii) has duly paid in full or made adequate provision for the payment of all Taxes for all periods ending at or prior to the Closing (whether or not shown on any Tax Return), and (iii) has not filed for an extension to file any Tax Return not yet filed. No claim has been made by any authority in a jurisdiction where GO does not file a Tax Return that GO is or may be subject to tax in such jurisdiction. No waivers of statutes of limitation have been given by or requested with respect to any Taxes of GO. Except as set forth on Schedule E, GO has not agreed to any extension of time with respect to any Tax deficiency. The liabilities and reserves for Taxes reflected in the GO Financial Statements are adequate to cover all Taxes for all periods ending on or prior to April 30, 2001, and there are no liens for Taxes upon any property or asset of GO, except for liens for Taxes not yet due. Except as set forth on Schedule E, GO has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

     (n) Any and all securities issued by GO have been issued in compliance with Federal and State securities laws. Any and all filings required any governmental authority have been filed by GO on a timely basis and such filings are true and correct in all material respects.

     (o) GO does not have, directly or indirectly, any ownership interest in any other entity.

     (p) Since April 30, 2001, GO has conducted its business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practice and there has been no material adverse change in the assets, condition (financial or otherwise), operating results, employee or customer relations, business activities or business prospects of GO. Without limitation of the foregoing and except as described herein, since April 30, 2001, and through the Closing Date, GO has not and will not have:

          (i) sold, assigned or transferred any of the assets of its business or mortgaged, pledged or subjected them to any Lien, charge or other restriction;

          (ii) sold, assigned, transferred, abandoned or permitted to lapse any licenses or permits which, individually or in the aggregate, are material to its business or any portion thereof, or any of the intellectual property or other intangible assets, or disclosed any material proprietary confidential information to any person, granted any license or sublicense of any rights under or with respect to any intellectual property;

          (iii) made or granted any increase in, or amended or terminated, any existing plan, program, policy or arrangement;

          (iv) conducted its cash management customs and practices (including the timing of collection of receivables and payment of payables and other current liabilities) and maintained its books and records other than in the usual and ordinary course of business consistent with past custom and practice;

          (v) made any loans or advances to, or guarantees for the benefit of, or entered into any transaction with any employee, officer or director;

          (vi) suffered any material loss, damage, destruction or casualty loss to its business or waived any rights of material value, whether or not covered by insurance and whether or not in the ordinary course of business;

          (vii) declared, set aside or paid any dividend or distribution of cash or other property to any stockholder or purchased, redeemed or otherwise acquired any shares of its capital stock, or made any other payments to any stockholder;

          (viii) amended or authorized the amendment of its charter documents or by-laws;

          (ix) made any capital expenditures or commitments therefor in excess of $10,000.00;

          (x) paid any bonuses or compensation other than regular salary payments, or increased the salaries, or paid any debt, to any stockholder, director, officer, or employee, or entered into any employment, severance, or similar contract with any director, officer, or employee;

          (xi) changed its authorized or issued capital stock; granted any stock option or right to purchase shares of its capital stock; issued any security convertible into such capital stock; granted any registration rights; purchased, redeemed retired, or otherwise acquired any shares of any such capital stock; or declared or paid any dividend or other distribution or payment in respect of shares of capital stock;

          (xii) cancelled or waived any claims or rights with a value in excess of $10,000.00;

          (xiii) materially changed its accounting methods;

          (xiv) entered into any other material transaction, other than in the ordinary course of business consistent with past custom and practice; or

          (xv) committed to any of the foregoing.

     (q) GO has not at any time made or committed to make any payments for illegal political contributions or made any bribes, kickback payments or other illegal payments.

     (r) Schedule G attached hereto contains a correct and complete list setting forth (a) the name, job title and original date of employment for each employee of GO, and (b) the names for all independent contractors who render services on a regular basis to GO. Except as previously disclosed to ROI in writing or set forth on Schedule G, no employee or independent contractor of GO has received any bonus or increase in compensation and there has been no general increase in the compensation or rate of compensation payable to any employees or independent contractors of GO since April 30, 2001, nor has there been any change in any Employee Benefit Plan or any promise by GO to employees or independent contractors orally or in writing of any bonus or increase in compensation or a general increase or change in any Employee Benefit Plan, whether or not legally binding. GO is not a party to or obligated with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents or dealers, or (b) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement. No strike, union organizational activity, allegation, charge or complaint of employment discrimination or other similar occurrence has occurred during GO's operation of its business, or is pending or, to the knowledge of GO and Network Commerce, threatened against GO; nor does GO or Network Commerce know any basis for any such allegation, charge, or complaint. GO has materially complied with all applicable legal requirements relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the withholding and payment of social security, unemployment and other Taxes. There are no administrative charges or court complaints pending or, to the knowledge of GO and Network Commerce, threatened against GO before the U.S. Equal Employment Opportunity Commission or any Governmental Entity concerning alleged employment discrimination or any other matters relating to the employment of labor; there is no unfair labor practice charge or complaint relating to the business of GO pending or, to the knowledge of Company and Network Commerce, threatened against GO before the National Labor Relations Board or any similar state or local body; and, to the knowledge of GO and Network Commerce, no such charges or complaints have been brought against GO.

     (s) Network Commerce will transition the Call Center off of various GO systems within sixty (60) days. Network Commerce will pay directly or reimburse GO for any and all costs GO incurs related to the Call Center and the transition, including, but not limited to, long distance and other telephone charges, utilities, and rent.

     (t) Network Commerce waives all claims of whatever kind or nature, which it has heretofore had, now has, or may in the future have whatsoever, in law or in equity or otherwise against GO, including, without limitation, any amounts due from GO as a result of intercompany transactions.

     7. CONDITIONS PRECEDENT TO CLOSING. The parties covenant and agree that the Closing of the Merger shall be subject to the fulfillment of each of the following covenants and agreements, each of which constitutes a condition precedent to the obligations of the parties hereunder:

     (a) GO shall make available to ROI any and all data, records, and other information as ROI, in its sole discretion, deems necessary to perform due diligence prior to the Closing and said Closing shall be contingent upon ROI's approval based on the results of said due diligence.

     (b) At the Closing, Network Commerce and ROI shall enter into the Escrow Agreement.

     (c) At the Closing, Network Commerce will provide ROI with a letter from its independent accounting firm agreeing to provide ROI, at no charge to ROI, with copies of any and all audit workpapers related to GO for the years ending December 31, 1999 and 2000.

     (d) At the Closing, the officers and Board of Directors of GO shall submit resignations that will be effective as of the Effective Time.

     (e) At the Closing, Network Commerce and ROI shall enter into the Escrow Agreement.

     8. REGISTRATION/PUT AND CALL.

     (a) REGISTRATION. ROI or UniComp shall prepare promptly and file with the SEC as soon as practicable, but in no event later than June 30, 2001 (the "FILING DATE"), a Registration Statement on such form of Registration Statement as is then available to effect a registration of the Stock Consideration or the stock to be exchanged for the Stock Consideration in accordance with the UniComp Merger. ROI or UniComp shall cause such Registration Statement to become effective as soon as practicable, but in no event later than August 31, 2001 (the "REGISTRATION DEADLINE") and shall maintain the effectiveness thereof with the SEC until the earlier to occur of (i) the date Network Commerce has disposed of all of the Stock Consideration, or (ii) two years from the effective date of such registration statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) Network Commerce a reasonable amount of time prior to its filing or other submission sufficient to permit Network Commerce to review and submit comments thereon.

     (b) If (A) the Registration Statement required to be filed by ROI or UniComp pursuant to Section 8(a) is not filed with the SEC prior to the Filing Date or (B) such Registration Statement covering all of the registrable securities is not declared effective by the SEC on or before the Registration Deadline, then the Note shall become immediately due and payable to Network Commerce on and as of the Filing Date or the Registration Deadline, as the case may be.

     (c) Sale/Put Provisions. If at any time after registration of the Stock Consideration, Network Commerce desires to sell all or any portion of the Stock Consideration, it shall notify ROI in writing, stating the shares of Stock Consideration to be sold, and ROI shall have fifteen (15) days to arrange the purchase of such shares. If ROI does not arrange such purchase within fifteen
(15) days, Network Commerce may sell such shares in the open market within the next fifteen (15) days. If any of such shares are not sold within that period, Network Commerce must again notify ROI before selling such shares. For a period of eighteen (18) months following the Closing Date (the "Put/Call Period"), provided that Network Commerce has complied with the terms of this subsection
(c), ROI hereby grants to Network Commerce the right to sell all or any portion of Stock Consideration to ROI in the event that the closing sale price on the OTC:BB (or such other electronic trading system or national stock exchange on which the shares of ROI are then traded) is less than 67% of the Closing Stock Value (the "Put"). Network Commerce may exercise the Put by delivering a properly completed Notice of Exercise of Put Right (the "Put Notice") on or prior to 5 pm Atlanta time, on the date such stock price is less than 67% of the Closing Stock Value (the "Put Expiration Time"). The Put Notice shall state the shares of Stock Consideration to be sold pursuant thereto. In the event that the Put Notice is not so delivered, the Put shall expire as of the Put Expiration Time. The Put Notice shall be transmitted by telecopy, confirmed as to receipt, and shall be deemed effective as of the time when received by ROI. Upon exercise of the Put, ROI shall pay to Network Commerce, within fifteen (15) days of receipt of such exercise, a price per share equal to the Closing Stock Value for each share of Stock Consideration specified in the Put Notice upon receipt of certificates representing the shares of Stock Consideration being Put to ROI (if such shares are represented by a certificate) at its address set forth in this Agreement, together with a completed stock transfer power executed by Network Commerce.

     (d) Call Provisions. During the Put/Call Period, Network Commerce herby grants ROI the option to purchase all (but not less than all) of the Stock Consideration (the "Call") in the event that the closing sale price on the OTC:BB (or such other electronic trading system or national stock exchange on which the shares of ROI are then traded) is more than 133% of the Closing Stock Value. Upon exercise of the Call, ROI shall pay to Network Commerce, within fifteen (15) days of receipt of such exercise, a price per share equal to the Closing Stock Value for each share of Stock Consideration specified in the Call Notice (as defined below) and Network Commerce shall deliver to ROI certificates representing the shares of Stock Consideration being Called by

ROI (if such shares are represented by a certificate) at its address set forth in this Agreement, together with a completed stock transfer power executed by Network Commerce. ROI may exercise the Call by delivering a properly completed Notice of Exercise of Call Right (the "Call Notice") on or prior to 5 pm Seattle time, on the date such stock price has exceeded 133% of the Closing Stock Value (the "Call Expiration Time"). In the event that the Call Notice is not so delivered, the Call shall expire as of the Call Expiration Time. The Call Notice shall be transmitted by telecopy, confirmed as to receipt, and shall be deemed effective as of the time when received by Network Commerce. Notwithstanding anything to the contrary, Network Commerce shall not be restricted from selling shares representing the Stock Consideration to any third party at any time prior to receipt of the Call Notice.

     (e) Subsequent Merger or Similar Transaction. In the event that ROI closes a merger or other similar acquisition transaction with any third party, including, but not limited to the announced transaction with UniComp Inc., then, as a condition to the closing under any such transaction, the surviving entity or parent corporation in such transaction (the "Surviving Entity") shall specifically assume ROI's obligations under this Section 8 and any shares of capital stock of the surviving or parent corporation following such merger exchanged or substituted for the Stock Consideration shall be deemed to be the Stock Consideration for purposes of applying this Section 8 to the Surviving Entity.

     9. ASSIGNMENT. Except as permitted herein, none of the parties to this Agreement may assign its respective rights and obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

     10. TERMINOLOGY AND SECTION HEADINGS. All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of sections are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     11. BINDING EFFECT. Subject to the restrictions on assignments set forth in this Agreement, this Agreement and the rights of the parties hereunder shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and assigns. Whenever in this Agreement a reference is made to one of the parties, such reference shall be deemed to include a reference to the legal representatives, successors and assigns of such party.

     12. SEVERABILITY. This Agreement shall be governed by and construed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     13. INTERPRETATION. In construing the terms and provisions of this Agreement, it is understood and agreed that no court or other interpretive body shall apply a presumption that the terms of this Agreement shall be more strictly or particularly construed against one party hereto by reason of the fact that said party, either directly or through its agents, prepared this Agreement, it being understood and agreed that all parties, either directly or through their agents, have fully participated in the preparation hereof.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, excluding any conflict of law provisions. Any dispute or controversy arising out of or relating to this agreement, (i) if brought by Network Commerce shall be heard by the state courts of King County, Washington or the U.S. District Court for the Western District of Washington, and (ii) if brought by ROI or UniComp, shall be heard by the state courts of Cobb County, Georgia or the federal courts for the Northern District of Georgia, and the parties hereby consent to the jurisdiction of such courts and waive any objections based on inconvenient forum.

     15. PUBLIC ANNOUNCEMENTS. Any news release or other public announcement related to this Agreement or the transactions contemplated herein shall be approved in advance in writing by the Chief Executive Officer of Network Commerce and the President of ROI.

     16. ENTIRE AGREEMENT. Except as specifically provided in this Agreement to the contrary, this Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof, and no modification hereof shall be effective unless made in a supplemental agreement in writing executed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in multiple counterparts, each of which shall be deemed an original, with their respective seals affixed thereto all as of the date and year first above written.

                                        RETURN ON INVESTMENT CORPORATION

Attest:                                 By:
       ----------------------------        --------------------------------
   Its:                                 Its:
       ----------------------------         -------------------------------


                                        UNICOMP, INC.

Attest:                                 By:
       ----------------------------        --------------------------------
   Its:                                 Its:
       ----------------------------         -------------------------------


                                        GO SOFTWARE, INC.

Attest:                                 By:
       ----------------------------        --------------------------------
   Its:                                 Its:
       ----------------------------         -------------------------------


                                        NETWORK COMMERCE INC.

Attest:                                 By:
       ----------------------------        --------------------------------
   Its:                                 Its:
       ----------------------------         -------------------------------


                                        GO ACQUISITION, INC.

Attest:                                 By:
       ----------------------------        --------------------------------
   Its:                                 Its:
       ----------------------------         -------------------------------

                                   SCHEDULE A
                                   ----------
                               CALL CENTER ASSETS
                               ------------------

--------------------------------------------------------------------------------

                                 B2B NWKC ASSETS

--------------------------------------------------------------------------------

                                   BUILDING B

--------------------------------------------------------------------------------
QTY   DESCRIPTION                             QTY   DESCRIPTION
---   -----------                             ---   -----------

 1    3-draw filing cabinet                    1    Large Garbage Can
 2    APC UPS'es                               1    Lexmark Optra T612 Printer
 1    Canon Copier                             3    Metal Bookshelves
36    Chairs - No Arms                         1    Microwave
28    Chairs with Arms                         3    Office Desks
 1    Cisco 100mb 24 port switch               1    Paper Shredder
 2    Cisco 24 port hubs                       1    Refrigerator
 1    Coffee Machine                           2    Rolling Meeting Room Tables
30    Cubicles                                 1    Time Clock
 1    Double Desk for Double Office            7    Training Room Tables
 1    Intellifax 1270 Fax Machine
--------------------------------------------------------------------------------

NETWORK COMMERCE EQUIPMENT
--------------------------

BUILDING        CID                MGHZ   RAM   HD1  HD2 MANUF.  MODEL      LT0/DT1    MONITOR SIZE   PERIPHERAL(S)
--------        ---                ----   ---   ---  --- ------  -----      -------    ------------   -------------
  B - B2B NWKC                      700   128   10G      Compaq             DESKTOP         17
  B - B2B NWKC  Hillary             700   128   10G      Compaq             DESKTOP         17           Speakers
  B - B2B NWKC  Jessica             667   196   14G      Dell    Optiplex   DESKTOP         17
  B - B2B NWKC  MellisaWood         667   128   14G      Dell    Optiplex   DESKTOP         17
  B - B2B NWKC  Charles Lash        667   128   14G      Dell    Optiplex   DESKTOP         17
  B - B2B NWKC  Matt Christensen    667   128   14G      Dell    Optiplex   DESKTOP         17
  B - B2B NWKC  Joseph H            732   128   10G      Dell    Optiplex   DESKTOP         17
  B - B2B NWKC  Training - A        733   128   14G      Dell    Optiplex   DESKTOP         17
  B - B2B NWKC  Training - E        733   128   14G      Dell    Optiplex   DESKTOP         17
  B - B2B NWKC  Training - Bad      733   128   14G      Dell    Optiplex   DESKTOP        None
  B - B2B NWKC  Training - G        733   128   14G      Dell    Optiplex   DESKTOP         17
  B - B2B NWKC  Training - ?        733   128   14G      Dell    Optiplex   DESKTOP         17
  B - B2B NWKC  Training - Bad      733   128   14G      Dell    Optiplex   DESKTOP         17
  B - B2B NWKC  Jamie Saucier       667   128   14G      Dell    Optiplex   DESKTOP         17           Speakers
  B - B2B NWKC  David Flick         500   128   10G      Dell    Dimension  DESKTOP         17           Speakers
  B - B2B NWKC  Tony Griffin        667   128   14G      Dell    Optiplex   DESKTOP         17           Speakers
  B - B2B NWKC  Christina           667   194   14G      Dell    Optiplex   DESKTOP         17           Speakers
  B - B2B NWKC  Heidi               732   128   10G      Dell    Optiplex   DESKTOP         17           Speakers
  B - B2B NWKC  Michael Torrence    733   128   10G      Dell    Optiplex   DESKTOP         17           Speakers
  B - B2B NWKC                      500   128   10G      HP      Vectra VL  DESKTOP         17

                                   SCHEDULE B
                                   ----------
              TO AGREEMENT AND PLAN OF MERGER AND EXCHANGE OF STOCK
              -----------------------------------------------------

                                 PROMISSORY NOTE
                                 ---------------

                                                                   May ___, 2001

RETURN ON INVESTMENT CORPORATION, a Delaware corporation (the "Payor"), for value received, promises to pay, subject to the terms and conditions of this note (the "Note"), to NETWORK COMMERCE INC., a Washington corporation (the "Holder"), the principal sum of Five Hundred Thousand and 00/100 ($500,000.00) Dollars. This Note shall not bear interest prior to maturity.

This Note is issued by the Payor pursuant to the Agreement and Plan of Merger and Exchange of Stock, dated as of May ___, 2001 entered into among Payor, Holder, UniComp, Inc. and Go Software, Inc. (the "Merger Agreement").

1.   PAYMENTS.

     1.1. The principal amount of this Note shall become fully due and payable on August 31, 2001 if Payor fails to register the Stock Consideration (as defined in Section 2 of the Merger Agreement) as required by Sections 8(a) and 8(b) of the Merger Agreement (the "Maturity Date").

     1.2. Payment shall be made to Holder at 411 1st Ave. South, Suite 200N, Seattle, Washington 98104, or such other place as may be specified by the Holder of this Note in a written notice to the Payor at least ten (10) days before the Maturity Date.

     1.3. Payment shall be made in lawful money of the United States of America by mailing the Payor's good check in the proper amount to Holder on the due date of such payment or otherwise transferring funds for receipt by Holder on the due date of such payment. Payor may prepay this Note without penalty at any time.

     1.4 Immediately upon receipt of payment of this Note, Holder shall deliver to Payor that number of shares of Payor's Common Stock with a Closing Stock Value (as defined in the Merger Agreement) equal to the amount paid by Payor to Holder in payment of this Note together with a completed stock transfer power executed by Holder as specifed in Section 2(a)(2) of the Merger Agreement.

2.   CANCELLATION OF NOTE.

Upon satisfaction of the conditions set forth in Section 8 of the Merger Agreement, or payment in full of all outstanding obligations under this Note, the Payor's obligations in respect of payment of this Note shall terminate and the Holder shall surrender this Note to the Payor.

3.   EVENTS OF DEFAULT. In the event that the Payor:

     (a) defaults for more than three (3) days in making the payment required to be made on this Note; or

     (b) commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditor; or

     (c) is the debtor named in any other case, proceeding or other action of a nature referred to in clause (b) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty
          (60) days; or (C) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the facts set forth above or in subsection (b); or (D) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, in any such event (an "Event of Default"), and at any time thereafter, if such Event of Default shall then be continuing, this Note shall bear interest at the rate of 18% per annum and the Holder may, by written notice to the Payor, declare this Note due and payable, whereupon this Note shall be due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

5.   MISCELLANEOUS.

     5.1 In the event that an Event of Default has occurred and is continuing, the Holder of this Note shall be reimbursed by the Payor for the payment of its reasonable attorneys' fees actually paid relating to the enforcement of any of the provisions of this Note.

     5.2 This Note shall be construed and controlled by the laws of the State of Washington without regard to the principles of conflicts of laws. In the event any action shall be brought by either party to this Note, such action at the option of the Holder hereof, shall be brought in the Superior Court of the State of Washington in and for King County and Payor irrevocably consents to the jurisdiction of such court as to all such actions.

     5.3 The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     5.4 This Note may be amended or waived only by the signed written consent of the party against who such amendment or waiver is to be enforced.

     IN WITNESS WHEREOF, the Payor has executed this Note as of the day and year first above written.

                                        RETURN ON INVESTMENT CORPORATION

                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                   SCHEDULE C
                                   ----------
              TO AGREEMENT AND PLAN OF MERGER AND EXCHANGE OF STOCK
              -----------------------------------------------------

                                ESCROW AGREEMENT
                                ----------------

     THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of the ____ day of _________, 2001, by and among RETURN ON INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("ROI"), whose address is 1825 Barrett Lakes Blvd., Suite 260, Kennesaw, GA 30144, NETWORK COMMERCE INC., a corporation organized and existing under the laws of the State of Washington ("Network Commerce"), whose address is 411 First Avenue South, Suite 200 North, Seattle, WA 98104 ("Shareholder"), and _________________, a ________________, whose address is
____________________________ ("Escrow Agent").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, ROI and the Shareholder have entered into that certain Agreement and Plan of Merger and Exchange of Stock dated _____________________ (the "Merger Agreement") under the terms of which the Shareholder received a total of _________ shares (subject to adjustment as defined therein and herein) of the $.01 par value common stock of ROI as restricted in accordance with securities laws, ROI's bylaws, and this Agreement (the "ROI Common Stock"); and

     WHEREAS, the parties agree that a portion of the ROI Common Stock shall be held in escrow and released to the Shareholder in accordance with the terms, provisions, conditions and limitations set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto do hereby mutually covenant and agree as follows:

     1. ESCROW. The number of shares of ROI Common Stock referred to throughout this Agreement shall be adjusted from time to time to reflect any stock splits or stock dividends or reclassification of capital structure. Of the total of _________ shares of ROI Common Stock issued to the Shareholder, _________ shares owned by the Shareholder (the "Escrowed Shares") shall be held in escrow by Escrow Agent to be released according to the terms of Section 2 of this Agreement. Escrow Agent agrees to hold the same and to perform the duties required hereunder.

     2. RELEASE OF SHARES. Within 60 days after the first anniversary date of this Agreement, Escrow Agent shall release the Escrowed Shares reduced by the number of shares at the rate of the Closing Stock Value (as defined in the Merger Agreement) required to compensate ROI for its actual costs related to the representations and warranties of GO and Network Commerce contained in the Merger Agreement or any Schedule that were untrue or incorrect in any material respect on and as of the Closing Date. For example, if the actual costs are $70,000.00 and the Closing Stock Value is $3.50, the shares released would be reduced by 20,000 shares ($70,000.00 divided by $3.50). ROI shall be not be entitled to receive any indemnification payment in ROI Common Stock with respect to any claims for indemnification for breach of the representations and warranties made by GO and Network Commerce pursuant to Section 6 of the Merger Agreement until the aggregate losses for which ROI would be otherwise entitled to receive indemnification exceed $25,000 (the "THRESHOLD"); provided, however, that once such aggregate losses exceed the Threshold, ROI shall be entitled to indemnification for the aggregate amount of all losses without regard to the Threshold. The Escrowed Shares shall be adjusted from time to time to reflect any splits or stock dividends or reclassification of capital structure of ROI. The balance of any Escrowed Shares that are not released shall be repurchased from the Shareholder by ROI at par value and returned to the Treasury of ROI. At such time as Escrow Agent receives written notice from ROI (meaning a notice signed by the President and the Chairman of the Board of Directors of ROI, referred to herein as the "ROI Notice") setting forth the number of Escrowed Shares to be delivered to the Shareholder and returned to ROI, Escrow Agent shall deliver such Escrowed Shares as directed in the written notice. ROI agrees to send to the Shareholder a duplicate copy of any written notice sent to the Escrow Agent.

     3. RIGHTS AND PRIVILEGES. Except for the proxy granted by the Shareholder under the terms of the Merger Agreement, the Shareholder shall enjoy all of the rights and privileges related to the Escrowed Shares unless and until any of the Escrowed Shares are returned to the Treasury as described in Section 2 hereof, including, but not limited to, any and all voting rights and dividends, provided, however, that any Escrowed Shares that have not yet been released to the Shareholder and any rights or privileges associated therewith may not be sold, transferred, or pledged.

     4. INDEMNITY. So long as Escrow Agent has met its standard of care provided for in Section 6 hereof, ROI and the Shareholder agree to indemnify and hold harmless Escrow Agent from any loss, damage, liability or claim to which Escrow Agent may become subject as a result of performing its duties as Escrow Agent under this Agreement

     5. PERMITTED RELIANCE. Escrow Agent may rely and shall be fully protected in acting or refraining from acting upon any notice, advice, schedule, report, certificate, direction or other document believed by Escrow Agent in good faith to be genuine and to have been signed or presented by the proper party or parties in accordance with the provisions hereof. Escrow Agent may consult with counsel, and the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

     6. STANDARD OF CARE. Escrow Agent shall not be liable for any mistake of fact or of law or any error of judgment, or for any act or omission, except as a result of Escrow Agent's bad faith or gross negligence.

     7. DUTIES. Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. Escrow Agent shall not be bound by any waiver, modification, amendment, termination, cancellation or revision of this Agreement, unless in writing and signed by the other parties hereto, and, if Escrow Agent's duties as Escrow Agent hereunder are affected, unless Escrow Agent shall have given its prior written consent thereto. Escrow Agent shall not be bound by any assignment by the parties hereto of their rights hereunder unless Escrow Agent shall have received written notice thereof from the assignor. Escrow Agent shall perform any acts ordered by a court of competent jurisdiction.

     8. DIRECTION TO ESCROW AGENT. If Escrow Agent shall be uncertain as to its duties or rights hereunder, shall receive any notice, advice, schedule, report, certificate, direction or other document from any other party to this Agreement with respect to the Escrowed Shares that, in Escrow Agent's opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrowed Shares, Escrow Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to use Escrow Agent's best efforts to keep safely the Escrowed Shares until Escrow Agent shall be directed otherwise in writing by an order, decree or judgment of a court of competent jurisdiction that has been finally affirmed on appeal or that by lapse of time or otherwise is no longer subject to appeal or by mutual agreement of ROI and the Shareholder evidenced in writing to Escrow Agent with direction; but Escrow Agent shall be under no duty to institute or defend any proceeding.

     9. RESIGNATION OF ESCROW AGENT. Should, at anytime, any attempt be made to modify this Agreement in a manner that would increase the duties and responsibilities of Escrow Agent, or to modify this Agreement in any manner in which Escrow Agent deems undesirable, Escrow Agent may resign by notifying ROI and the Shareholder. In the event that Escrow Agent so elects to resign, until
(i) a successor escrow agent is appointed and has agreed to act as escrow agent hereunder, or (ii) thirty (30) days following notice from Escrow Agent that is has elected to resign, whichever occurs earlier, Escrow Agent's only remaining obligations will be to perform its duties hereunder in accordance with the terms of this Agreement.

     10. SUCCESSOR ESCROW AGENT. If Escrow Agent shall be unable to act or shall resign as Escrow Agent hereunder, ROI and the Shareholder shall appoint a successor escrow agent (the "Successor"). If the Successor is for any reason unable or unwilling to become successor escrow agent and to accept the Escrowed Shares, the parties hereto shall promptly appoint another successor escrow agent. If no successor escrow agent has been appointed and has accepted the Escrowed Shares within thirty (30) days after the Escrow Agent has notified ROI and the Shareholder that it has elected to resign, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent. Such court may thereupon appoint a successor escrow agent after Escrow Agent deposits the Escrowed Shares into court and after such notice, if any, to the other parties hereto as the court may deem proper and prescribe. This Agreement shall not otherwise be assignable by Escrow Agent without the prior written consent of the other parties hereto.

     11. INTERPLEADER. The parties to this Agreement authorize Escrow Agent to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Shares with the clerk of that court.

     12. TERMINATION OF DUTIES. Escrow Agent's responsibilities and liabilities hereunder, except as a result of Escrow Agent's own bad faith or gross negligence, will terminate upon the disbursement and delivery of the Escrowed Shares as provided in this Agreement, or until Escrow Agent deposits the Escrowed Shares in the registry of the court, resigns or otherwise ceases to act as Escrow Agent, whichever occurs earlier.

     13. FURTHER ACTION. At any time and from time to time the parties to this Agreement agree, at their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     14. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth above, or to such other addresses as may be furnished in writing from time to time by any party hereto to the other parties.

     15. ASSIGNMENT. Except as permitted herein, none of the parties to this Agreement may assign its respective rights and obligations hereunder without the prior written consent of the other parties hereto.

     16. TERMINOLOGY AND SECTION HEADINGS. All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Paragraphs are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     17. BINDING EFFECT. Subject to the restrictions on assignments set forth in this Agreement, this Agreement and the rights of the parties hereunder shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and assigns. Whenever in this Agreement a reference is made to one of the parties, such reference shall be deemed to include a reference to the legal representatives, heirs, successors and assigns of such party.

     18. SEVERABILITY. This Agreement shall be governed by and construed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     19. INTERPRETATION. In construing the terms and provisions of this Agreement, it is understood and agreed that no court or other interpretive body shall apply a presumption that the terms of this Agreement shall be more strictly or particularly construed against one party hereto by reason of the fact that said party, either directly or through its agents, prepared this Agreement, it being understood and agreed that all parties, either directly or through their agents, have fully participated in the preparation hereof.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

     21. ENTIRE AGREEMENT. Except as specifically provided in this Agreement to the contrary, this Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof, and no modification hereof shall be effective unless made a supplemental agreement in writing executed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in multiple counterparts, each of which shall be deemed an original, with their respective seals affixed thereto all as of the date and year first above written.

                                        RETURN ON INVESTMENT CORPORATION

Attest:                                 By:
       -----------------------------       --------------------------------
Its:                                    Its:
    --------------------------------        -------------------------------

                                        NETWORK COMMERCE, INC.

Attest:                                 By:
       -----------------------------       --------------------------------
Its:                                    Its:
    --------------------------------        -------------------------------


Attest:                                 By:
       -----------------------------       --------------------------------
Its:                                    Its:
    --------------------------------        -------------------------------

                                   SCHEDULE D
                                   ----------
              TO AGREEMENT AND PLAN OF MERGER AND EXCHANGE OF STOCK
              -----------------------------------------------------

                                      PROXY
                                      -----

To the Board of Directors of RETURN ON INVESTMENT CORPORATION (the "Company"):

The undersigned does hereby constitute and appoint the Chairman of the Board of Directors of the Company and his nominees, or the successors and survivors of them, its true and lawful attorneys, for it and in its name, place and stead, with full power of substitution, to vote as its proxy all shares (the "Shares") now or hereafter owned by the undersigned in the Company from the date hereof through October 31, 2001, at any and all meetings, regular or special, of the shareholders of the Company, or any adjournments thereof, which may be held during said period of this proxy, giving and granting to its said attorneys all the powers the undersigned would possess if personally represented. Each of the said attorneys of the undersigned may substitute for himself as such attorney any other person, and revoke such substitution, and any substitute so appointed shall have all the rights, powers and authority that the person appointing him would have possessed but for such substitution. This Proxy shall expire at midnight on October 31, 2001. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares represented by this Proxy and, filing this Proxy with the Secretary of the Company gives notice of such revocation.


Date:___________________

                                        NETWORK COMMERCE, INC.

Attest:                                 By:
       -----------------------------       --------------------------------
Its:                                    Its:
    --------------------------------        -------------------------------

[CORPORATE SEAL]

                                   SCHEDULE E
                              NETWORK COMMERCE INC
                              DIVISION: GO SOFTWARE
                                  BALANCE SHEET

                                                       12/31/99         12/31/00         4/30/01
                                                       --------         --------         -------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                        $    185,066     ($     9,516)    $     11,189
   Intercompany Elimination                         ($   237,523)    ($ 2,560,772)    ($ 2,781,355)
   Ubarter Dollars                                  $      1,596     $      1,596
   Accounts receivable, net                         $    344,934     $    419,779     $    546,900
   Allowance for Returns and Doubtful Accounts      ($    68,612)    ($    60,816)    ($    16,223)
                                                    ----------------------------------------------
      Accounts Receivable, net                      $    276,322     $    360,559     $    532,273

   Inventory, net                                   $      4,643     $     31,107     $     23,480
   Refundable Income Taxes                          $          0     $          0     $          0
   Prepaid Expenses and other current assets        $     31,415     $     15,254     $     25,913
                                                    ----------------------------------------------
      Total current assets                          $    259,923     ($ 2,163,368)    ($ 2,188,499)
PROPERTY AND EQUIPMENT, AT COST:
   Property and equipment, net                      $    345,540     $    481,144     $    478,350
   Accumulated Depreciation                         ($   103,831)    ($   233,890)    ($   216,967)
                                                    ----------------------------------------------
      Net property and equipment                    $    241,709     $    247,254     $    261,383

   Capitalized Software Costs                       $     27,683     $     27,683     $     31,283
   Accumulated Amortization                         ($     7,690)    ($    17,686)    ($    21,062)
   Deferred Tax Asset                               $          0     $          0     $          0
                                                    ----------------------------------------------
      Total assets                                  $    521,625     ($ 1,906,117)    ($ 1,916,896)
                                                    ==============================================

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Trade accounts payable                           $     31,389     $     19,809     $     38,698
   Payroll Taxes Payable                            $     49,385     $         30     $         14
   Accrued Liabilities                              $     91,615     $     71,369     $     63,111
   Deferred Revenues                                $    103,360     $    136,226     $    254,534
                                                    ----------------------------------------------
      Total current liabilities                     $    275,749     $    227,434     $    356,358

   Deferred tax liability                           $          0     $          0     $          0

      Total liabilities                             $    275,749     $    227,434     $    356,358
STOCKHOLDER'S EQUITY:
   Intercompany Equity Elimination                  $    801,734     $    801,734     $    801,734
   Current Income                                   ($   141,794)    ($ 2,379,426)    ($   139,703)
   Retained Earnings                                ($   414,064)    ($   555,858)    ($ 2,935,284)
                                                    ----------------------------------------------

      Total stockholder's equity                    $    245,876     ($ 2,133,551)    ($ 2,273,253)
                                                    ----------------------------------------------
      Total liabilities and stockholder's equity    $    521,625     ($ 1,906,117)    ($ 1,916,896)

GO SOFTWARE, INC. - 2001 MONTHLY INCOME STATEMENT

                                        JANUARY         FEBRUARY           MARCH            APRIL             YTD
Revenue:
   Gross Sales                         303,284.60       336,341.47       362,000.21       370,107.55     $  1,371,734
   Returns and Allowances               (1,406.00)       (3,228.95)       (2,479.95)       (2,476.95)    $     (9,592)
                                      -------------------------------------------------------------------------------

Net Sales                              301,878.60       333,112.52       359,520.26       367,630.60     $  1,362,142
   Cost of Sales                        15,976.96        16,807.20        14,268.28        28,238.42     $     75,291
                                      -------------------------------------------------------------------------------

   Gross Profit                        285,901.64       316,305.32       345,251.98       339,392.18     $  1,286,851

Operating Expenses:
   Salaries                            190,427.70       173,923.19       186,125.17       176,407.39     $    726,883
   Group Health Insurance               11,369.16         9,744.40         9,744.40         9,744.40     $     40,602
   Payroll Taxes                        15,256.72        14,919.25        12,308.54        16,662.40     $     59,147
   Temporary Services                   17,166.26        13,552.55        17,202.72        19,671.65     $     67,593
   Office Supplies                       1,376.00         1,923.69         2,733.53         2,010.11     $      8,043
   Equipment Rental                      1,201.18         1,447.43         1,447.43         1,383.30     $      5,479
   Business Travel                       2,923.28           173.85         3,217.30         1,342.26     $      7,657
   Recruiting                                  --               --               --           284.00     $        284
   Training                                125.65         1,955.15         5,304.91         3,419.54     $     10,805
   Miscellaneous                          (220.00)              --            50.00               --     $       (170)
   Taxes & Licenses                         30.00         1,286.00         1,420.00           735.00     $      3,471
   Printing Expense                            --               --           466.86            76.02     $        543
   Cleaning                                731.82           731.82           731.82           731.82     $      2,927
   Advertising                           5,685.87         6,358.49        10,589.00               --     $     22,633
   Marketing                             1,976.53         2,157.54         6,400.00         4,683.49     $     15,218
   Trade Show                              113.85           246.72         4,800.37        10,387.02     $     15,548
   Rent                                 10,664.01        10,973.27        10,973.27        10,973.27     $     43,584
   Repair & Maintenance                  4,291.03         2,236.05         2,469.28         2,323.63     $     11,320
   Electricity                           1,878.81         1,398.54         1,413.91         1,324.50     $      6,016
   Telephone / Online Service           11,054.68        10,990.01         6,654.03         8,943.73     $     37,642
   Depreciation and Amoritization       11,972.49        22,222.15        11,153.59        11,411.59     $     56,760
   Provision for Bad Debt               (2,562.24)        6,870.83         1,809.31         1,915.46     $      8,033
   Postage                               1,568.44         1,220.49         1,707.92         1,310.92     $      5,808
   Employee Recognition                     50.00         1,700.00           600.00           737.74     $      3,088
   Allocations                          (8,853.23)       (8,219.43)       (9,237.33)       (6,663.02)    $    (32,973)
   Fees                                  2,951.48         4,325.12         3,451.70         5,694.90     $     16,423
                                      -------------------------------------------------------------------------------

Total Operating Expense                281,179.49       282,137.11       293,537.73       285,511.12     $  1,142,365
                                      -------------------------------------------------------------------------------

Operating Income                         4,722.15        34,168.21        51,714.25        53,881.06     $    144,486
                                      ===============================================================================

                                                                    GO SOFTWARE
                                     ----------------------------------------------------------------------
                                                                 PRE - ACQUSITION
                                                                 ----------------
                                     ----------------------------------------------------------------------
                                        Jan-99      Feb-99      Mar-99      Apr-99     May-99         TOTAL
EMPLOYEES
  Permanent                                 20          20          22          25         27          22.8
  Temp/Equiv (40hrs)                       0.5           0           1           1        4.5           1.4
        TOTAL                             20.5          20          23          26       31.5          24.2

Sale Days
P & L SALES
  Units                                   1122         760         866        1134        784          4666
  $AMT                                $152,603    $137,463    $145,551    $170,148   $122,602      $728,367
  PER UNIT                             $136.01     $180.87     $168.07     $150.04    $156.38       $156.10

COST OF SALES
  $AMT                                  $8,937      $6,886      $6,298     $13,436     $9,390       $44,947
  PER UNIT                               $7.97       $9.06       $7.27      $11.85     $11.98         $9.63

GROSS PROFIT
  $AMT                                $143,666    $130,577    $139,253    $156,712   $113,212      $683,420
  PER UNIT                             $128.04     $171.81     $160.80     $138.19    $144.40       $146.47

PERSONNEL EXPENSE
  Salaries                             $93,675     $95,580     $88,430     $93,333   $103,342      $474,360
  Taxes/Benefits                       $11,575      $9,768     $10,698      $8,717     $8,671       $49,429
  Temporary                               $850                  $1,700      $1,700     $8,435       $12,685
        TOTAL                         $106,100    $105,348    $100,828    $103,750   $120,448      $536,474
  PER UNIT                              $94.56     $138.62     $116.43      $91.49    $153.63       $114.98

ADVERTISING/MARKETING/
 TRADESHOWS
  Advertising                          $11,794     $14,985     $19,749     $21,830    $29,467       $97,825
  Marketing                                                                                              $0
  Trade Shows                             $100      $1,362      $6,353      $3,695     $6,988       $18,498
        TOTAL                          $11,894     $16,347     $26,102     $25,525    $36,455      $116,323
  PER UNIT                              $10.60      $21.51      $30.14      $22.51     $46.50        $24.93

TRAVEL - ALL
  Business                              $6,647     $10,248      $9,575     $10,467    $15,886       $52,823
  Trade Show
TOTAL                                   $6,647     $10,248      $9,575     $10,467    $15,886       $52,823
  PER UNIT                               $5.92      $13.48      $11.06       $9.23     $20.26        $11.32

BUILDING/UTILITIES EXPENSE
  Utilities                             $5,759      $1,889      $6,486      $4,708     $6,001       $24,843
  Rent                                  $2,435      $2,435      $2,420      $2,435     $2,435       $12,160
        TOTAL                           $8,194      $4,324      $8,906      $7,143     $8,436       $37,003
  PER UNIT                               $7.30       $5.69      $10.28       $6.30     $10.76         $7.93

OTHER EXPENSES
  Material/Supplies                     $3,665      $2,092        $916      $1,401     $3,397       $11,471
  Bad Debt                             $15,664     $12,474                 $15,867                  $44,005
  Fees                                 -$1,670      $3,112      $1,471      $2,657    $14,767       $20,337
  Legal                                             $1,748      $1,685          $0     $9,227       $12,660
  Other                                 $1,513      $1,565      $3,833        $961       $453        $8,325
        TOTAL                          $19,172     $20,991      $7,905     $20,886    $27,844       $96,798
  PER UNIT                              $17.09      $27.62       $9.13      $18.42     $35.52        $20.75

TOTAL OPERATING EXPENSES
  $AMT                                $152,007    $157,258    $153,316    $167,771   $209,069      $839,421
  PER UNIT                             $135.48     $206.92     $177.04     $147.95    $266.67       $179.90

INCOME BEFORE NON-CASH ITEMS          ($8,341)   ($26,681)   ($14,063)   ($11,059)  ($95,857)    ($156,001)
  PER UNIT                             ($7.43)    ($35.11)    ($16.24)     ($9.75)  ($122.27)      ($33.43)

DEPR/AMORT                              $4,071      $3,757      $3,757      $3,162     $3,162       $17,909
  PER UNIT                               $3.63       $4.94       $4.34       $2.79      $4.03         $3.84
NET INCOME/(LOSS)
  $AMT                               ($12,412)   ($30,438)   ($17,820)   ($14,221)  ($99,019)    ($173,910)
  PER UNIT                            ($11.06)    ($40.05)    ($20.58)    ($12.54)  ($126.30)      ($37.27)
                                     ----------------------------------------------------------------------

                               -----------------------------------------------------------------------------------------------------
                                                                   POST ACQUSITION 1999
                                                                   --------------------                                         1999
                               -----------------------------------------------------------------------------------------
                                   Jun-99     Jul-99     Aug-99     Sep-99     Oct-99     Nov-99      Dec-99       TOTAL       TOTAL
EMPLOYEES
  Permanent                            29         31         35         38         39         38          40        35.7        30.3
  Temp/Equiv (40hrs)                  1.3        1.8        2.1        1.1        3.8        5.8         4.3         2.9         2.3
        TOTAL                        30.3       32.8       37.1       39.1       42.8       43.8        44.3        38.6        32.6

Sale Days                                                                                     20          20
P & L SALES
  Units                               895        979       1170       1043       3289       2156         990       10522       15188
  $AMT                           $142,461   $140,445   $154,531   $146,072   $209,064   $218,742    $196,311  $1,207,626  $1,935,993
  PER UNIT                        $159.17    $143.46    $132.08    $140.05     $63.56    $101.46     $198.29     $114.77     $127.47

COST OF SALES
  $AMT                             $2,054     $2,891     $1,816     $6,496     $2,810     $3,080      $7,844     $26,991     $71,938
  PER UNIT                          $2.29      $2.95      $1.55      $6.23      $0.85      $1.43       $7.92       $2.57       $4.74

GROSS PROFIT
  $AMT                           $140,407   $137,554   $152,715   $139,576   $206,254   $215,662    $188,467  $1,180,635  $1,864,055
  PER UNIT                        $156.88    $140.50    $130.53    $133.82     $62.71    $100.03     $190.37     $112.21     $122.73

PERSONNEL EXPENSE
  Salaries                       $111,989   $106,760   $114,727   $118,527   $124,644   $154,248    $183,092    $913,987  $1,388,347
  Taxes/Benefits                  $12,167    $12,862    $14,733    $13,052    $15,211    $16,528     $16,233    $100,786    $150,215
  Temporary                        $2,210    -$3,114     $3,966     $2,148     $7,369    $11,069     $16,250     $39,898     $52,583
        TOTAL                    $126,366   $116,508   $133,426   $133,727   $147,224   $181,845    $215,575  $1,054,671  $1,591,145
  PER UNIT                        $141.19    $119.01    $114.04    $128.21     $44.76     $84.34     $217.75     $100.23     $104.76

ADVERTISING/MARKETING/
 TRADESHOWS
  Advertising                     $11,981    $15,702    $19,072    $10,832    $20,296    $19,308     $10,818    $108,009    $205,834
  Marketing                            $0         $0    $26,249     $8,571     $1,130     $6,138      $1,670     $43,758     $43,758
  Trade Shows                      $5,648     $3,040     $7,342    $23,916     $2,995     $2,350        $300     $45,591     $64,089
        TOTAL                     $17,629    $18,742    $52,663    $43,319    $24,421    $27,796     $12,788    $197,358    $313,681
  PER UNIT                         $19.70     $19.14     $45.01     $41.53      $7.43     $12.89      $12.92      $18.76      $20.65

TRAVEL - ALL
  Business                        $21,249    $13,485     $6,446    $18,889     $7,394    $15,014     $11,832     $94,309    $147,132
  Trade Show
TOTAL                             $21,249    $13,485     $6,446    $18,889     $7,394    $15,014     $11,832     $94,309    $147,132
  PER UNIT                         $23.74     $13.77      $5.51     $18.11      $2.25      $6.96      $11.95       $8.96       $9.69

BUILDING/UTILITIES EXPENSE
  Utilities                        $6,714     $7,253     $7,789     $7,235    $16,692     $9,100     $14,649     $69,432     $94,275
  Rent                             $2,420     $2,435     $2,435     $3,888    $10,600    $10,600     $10,600     $42,978     $55,138
        TOTAL                      $9,134     $9,688    $10,224    $11,123    $27,292    $19,700     $25,249    $112,410    $149,413
  PER UNIT                         $10.21      $9.90      $8.74     $10.66      $8.30      $9.14      $25.50      $10.68       $9.84

OTHER EXPENSES
  Material/Supplies                $1,542     $7,196     $6,854     $4,703    $21,419    $10,813     $22,605     $75,132     $86,603
  Bad Debt                         $9,376         $0     $4,710         $0         $0     $7,000      $8,000     $29,086     $73,091
  Fees                            $51,071     $1,619     $2,982     $2,280     $4,111     $3,418        $337     $65,818     $86,155
  Legal                                $0       $907    $11,802     $1,578       $886       $131        $776     $16,080     $28,740
  Other                            $4,544     $1,711     $6,597     $3,155     $5,195     $2,007     $25,320     $48,529     $56,854
        TOTAL                     $66,533    $11,433    $32,945    $11,716    $31,611    $23,369     $57,038    $234,645    $331,443
  PER UNIT                         $74.34     $11.68     $28.16     $11.23      $9.61     $10.84      $57.61      $22.30      $21.82

TOTAL OPERATING EXPENSES
  $AMT                           $240,911   $169,856   $235,704   $218,774   $237,942   $267,724    $322,482  $1,693,393  $2,532,814
  PER UNIT                        $269.17    $173.50    $201.46    $209.75     $72.34    $124.18     $325.74     $160.94     $166.76

INCOME BEFORE NON-CASH ITEMS   ($100,504)  ($32,302)  ($82,989)  ($79,198)  ($31,688)  ($52,062)  ($134,015)  ($512,758)  ($668,759)
  PER UNIT                      ($112.29)   ($32.99)   ($70.93)   ($75.93)    ($9.63)   ($24.15)   ($135.37)    ($48.73)    ($44.03)

DEPR/AMORT                         $5,483     $4,969     $4,939     $5,624     $7,472     $7,698      $7,779     $43,964     $61,873
  PER UNIT                          $6.13      $5.08      $4.22      $5.39      $2.27      $3.57       $7.86       $4.18       $4.07
NET INCOME/(LOSS)
  $AMT                         ($105,987)  ($37,271)  ($87,928)  ($84,822)  ($39,160)  ($59,760)  ($141,794)  ($556,722)  ($730,632)
  PER UNIT                      ($118.42)   ($38.07)   ($75.15)   ($81.33)   ($11.91)   ($27.72)   ($143.23)    ($52.91)    ($48.11)
                            --------------------------------------------------------------------------------------------------------

                            ------------------------------------------------------------------------------------------------------
                                                                     POST ACQUISTION 2000
                            ------------------------------------------------------------------------------------------------------
                                 Jan-00         Feb-00         Mar-00         Apr-00         May-00          Jun-00         Jul-00

EMPLOYEES
  Permanent                          46             49             49             49             52              52             52
  Temp/Equiv (40hrs)                  3            5.5            5.6            5.4            7.6               8              6
        TOTAL                        49           54.5           54.6           54.4           59.6              60             58

Sale Days                            20             21             23             20             22              22             20
P & L SALES
  Units                            1331           1405           1073           1274           1417             879           1339
  $AMT                         $214,069       $185,459       $219,790       $202,467       $206,258        $188,856       $192,164
  PER UNIT                      $160.83        $132.00        $204.84        $158.92        $145.56         $214.85        $143.51

COST OF SALES
  $AMT                           $7,306         $4,358         $9,075        $12,397        $28,073         $10,123        $22,096
  PER UNIT                        $5.49          $3.10          $8.46          $9.73         $19.81          $11.52         $16.50

GROSS PROFIT
  $AMT                         $206,763       $181,101       $210,715       $190,070       $178,185        $178,733       $170,068
  PER UNIT                      $155.34        $128.90        $196.38        $149.19        $125.75         $203.34        $127.01

PERSONNEL EXPENSE
  Salaries                     $188,936       $217,852       $135,906       $205,379       $183,792        $181,975       $188,515
  Taxes/Benefits                $28,036        $27,703        $17,971        $26,087        $25,275         $27,117        $25,540
  Temporary                      $5,746        $10,325        $21,149        $11,196        $15,640         $16,527        $12,389
        TOTAL                  $222,718       $255,880       $175,026       $242,662       $224,707        $225,619       $226,444
  PER UNIT                      $167.33        $182.12        $163.12        $190.47        $158.58         $256.68        $169.11

ADVERTISING/MARKETING/
 TRADESHOWS
  Advertising                    $3,659        $14,203        $55,028        $27,379        $38,718         $12,969        $26,308
  Marketing                      $4,054         $6,720         $9,393        $12,279        $18,636         $28,211       -$13,429
  Trade Shows                    $4,276        $10,481        $11,814         $8,867         $6,521          $3,064        $13,901
        TOTAL                   $11,989        $31,404        $76,235        $48,525        $63,875         $44,244        $26,780
  PER UNIT                        $9.01         $22.35         $71.05         $38.09         $45.08          $50.33         $20.00

TRAVEL - ALL
  Business                      $11,272        $14,713        $22,684         $8,769        $12,891         $17,605        $10,982
  Trade Show                          0           3151           8693           3463           4448            8214           6512
TOTAL                           $11,272        $17,864        $31,377        $12,232        $17,339         $25,819        $17,494
  PER UNIT                        $8.47         $12.71         $29.24          $9.60         $12.24          $29.37         $13.06

BUILDING/UTILITIES EXPENSE
  Utilities                     $22,718        $12,481        $15,497        $20,594        $14,354         $13,932        $12,899
  Rent                          $10,600        $10,600        $10,600        $10,664        $10,664         $10,664        $10,664
        TOTAL                   $33,318        $23,081        $26,097        $31,258        $25,018         $24,596        $23,563
  PER UNIT                       $25.03         $16.43         $24.32         $24.54         $17.66          $27.98         $17.60

OTHER EXPENSES
  Material/Supplies              $6,418         $3,872         $9,557        $11,697        $17,574          $8,046         $7,577
  Bad Debt                         $754         $3,720         $1,086        -$1,526       -$18,694         -$2,911         $4,445
  Fees                           $2,642         $4,827         $5,647         $5,027         $3,641          $5,109         $5,148
  Legal                              $0             $0         $1,720             $0             $0
  Other                         $10,268        $18,924         $4,348        $18,259         $1,219          $5,177         $5,437
        TOTAL                   $20,082        $31,343        $22,358        $33,457         $3,740         $15,421        $22,607
  PER UNIT                       $15.09         $22.31         $20.84         $26.26          $2.64          $17.54         $16.88

TOTAL OPERATING EXPENSES
  $AMT                         $299,379       $359,572       $331,093       $368,134       $334,679        $335,699       $316,888
  PER UNIT                      $224.93        $255.92        $308.57        $288.96        $236.19         $381.91        $236.66

INCOME BEFORE NON-CASH ITEMS  ($92,616)     ($178,471)     ($120,378)     ($178,064)     ($156,494)      ($156,966)     ($146,820)
  PER UNIT                     ($69.58)      ($127.03)      ($112.19)      ($139.77)      ($110.44)       ($178.57)      ($109.65)

DEPR/AMORT                      $11,485        $13,563        $12,982         $4,970        $11,510         $11,457        $11,966
  PER UNIT                        $8.63          $9.65         $12.10          $3.90          $8.12          $13.03          $8.94
NET INCOME/(LOSS)
  $AMT                       ($104,101)     ($192,034)     ($133,360)     ($183,034)     ($168,004)      ($168,423)     ($158,786)
  PER UNIT                     ($78.21)      ($136.68)      ($124.29)      ($143.67)      ($118.56)       ($191.61)      ($118.59)
                            ------------------------------------------------------------------------------------------------------


                            ----------------------------------------------------------------------------------
                                                                                                   2000
                            ------------------------------------------------------------------
                                Aug-00       Sep-00        Oct-00       Nov-00         Dec-00      Y-T-D

EMPLOYEES
  Permanent                         52           51            49           49             44             49.5
  Temp/Equiv (40hrs)               5.2          5.9           5.1         11.1            8.5              6.4
        TOTAL                     57.2         56.9          54.1         60.1           52.5             55.9

Sale Days                           23           20            22           20             20              253
P & L SALES
  Units                           1674         1712          1550         1042           1812            16508
  $AMT                        $233,684     $290,021      $259,064     $272,846       $278,764       $2,743,442
  PER UNIT                     $139.60      $169.40       $167.14      $261.85        $153.84          $166.19

COST OF SALES
  $AMT                         $18,616      $23,202       $22,582      $30,133        $22,176         $210,137
  PER UNIT                      $11.12       $13.55        $14.57       $28.92         $12.24           $12.73

GROSS PROFIT
  $AMT                        $215,068     $266,819      $236,482     $242,713       $256,588       $2,533,305
  PER UNIT                     $128.48      $155.85       $152.57      $232.93        $141.60          $153.46

PERSONNEL EXPENSE
  Salaries                    $186,082     $170,997      $188,328     $184,515       $220,508       $2,252,785
  Taxes/Benefits               $23,400      $24,506       $25,287      $25,531        $25,203         $301,656
  Temporary                    $10,718      $12,114       $10,419      $23,004        $17,621         $166,848
        TOTAL                 $220,200     $207,617      $224,034     $233,050       $263,332       $2,721,289
  PER UNIT                     $131.54      $121.27       $144.54      $223.66        $145.33          $164.85

ADVERTISING/MARKETING/
 TRADESHOWS
  Advertising                   $9,569      $15,882          $688       $4,831        $27,813         $237,047
  Marketing                     $3,600      $13,849        $7,123       $4,238        $38,545         $133,219
  Trade Shows                   $5,353       $1,229        $4,894         $821         $1,766          $72,987
        TOTAL                  $18,522      $30,960       $12,705       $9,890        $68,124         $443,253
  PER UNIT                      $11.06       $18.08         $8.20        $9.49         $37.60           $26.85

TRAVEL - ALL
  Business                     $15,721       $8,334       $16,233       $7,525        $13,550         $160,279
  Trade Show                     14804         5201          3332         3606           4445          $65,869
TOTAL                          $30,525      $13,535       $19,565      $11,131        $17,995         $226,148
  PER UNIT                      $18.23        $7.91        $12.62       $10.68          $9.93           $13.70

BUILDING/UTILITIES EXPENSE
  Utilities                    $14,723      $12,188       $18,700      $12,612        $13,546         $184,244
  Rent                         $10,664      $22,240       $16,020       $4,046        $10,656         $138,082
        TOTAL                  $25,387      $34,428       $34,720      $16,658        $24,202         $322,326
  PER UNIT                      $15.17       $20.11        $22.40       $15.99         $13.36           $19.53

OTHER EXPENSES
  Material/Supplies             $6,565      $11,538       $24,474      $15,465        $17,018         $139,801
  Bad Debt                     -$2,420       $5,371       $13,724      $33,177        $11,504          $48,230
  Fees                         $20,848       $3,994       -$6,786       $3,417         $8,380          $61,894
  Legal                                                                                    $0           $1,720
  Other                         $2,111      -$3,294       -$2,957       $2,030         $7,898          $69,420
        TOTAL                  $27,104      $17,609       $28,455      $54,089        $44,800         $321,065
  PER UNIT                      $16.19       $10.29        $18.36       $51.91         $24.72           $19.45

TOTAL OPERATING EXPENSES
  $AMT                        $321,738     $304,149      $319,479     $324,818       $418,453       $4,034,081
  PER UNIT                     $192.20      $177.66       $206.12      $311.73        $230.93          $244.37

INCOME BEFORE NON-CASH ITEMS($106,670)    ($37,330)     ($82,997)    ($82,105)     ($161,865)     ($1,500,776)
  PER UNIT                    ($63.72)     ($21.80)      ($53.55)     ($78.80)       ($89.33)         ($90.91)

DEPR/AMORT                     $12,062      $12,240       $12,888      $12,826        $12,106         $140,055
  PER UNIT                       $7.21        $7.15         $8.31       $12.31          $6.68            $8.48
NET INCOME/(LOSS)
  $AMT                      ($118,732)    ($49,570)     ($95,885)    ($94,931)     ($173,971)     ($1,640,831)
  PER UNIT                    ($70.93)     ($28.95)      ($61.86)     ($91.10)       ($96.01)         ($99.40)
                            ----------------------------------------------------------------------------------

                                  SCHEDULE E-1
                                  ------------

                              INTELLECTUAL PROPERTY
                              ---------------------

CURRENT PRODUCTS:
-----------------
PC Charge Pro
                                PC CHARGE EXPRESS
                                -----------------
PC Charge Dev Kit
PC Charge Payment Server
PC Charge Dev Kit Suite
RiTA Server
RiTA ST

DISCONTINUED PRODUCTS OR BRAND NAMES:
-------------------------------------
IP Charge
Active Charge
Virtual Charge
Secure Charge
Win Charge

REGISTERED DOMAINS:
-------------------
GOSOFTINC.COM
PCCHARGE.COM
PCCHARGE.NET
PC-CHARGE.COM
PC-CHARGE.NET

TRADEMARKS:
-----------
PC-Charge (with and without the dash/space)

                                  SCHEDULE E-2
                                TANGIBLE ASSESTS

                                      VENDOR         LIFE YRS     ATE               COST             MONTHLY
                                      ------         --------     ---               ----             -------
    000-1101-000-000
    ----------------
   COMPUTER EQUIPMENT:
   -------------------
Great Plains Dynamics Software        Great Plains                7/17/97           1,070.00           29.72
Disk Copier                           Champion                    1/20/97           3,382.00           93.94
SUB TOTAL 97                                                                        4,452.00          123.66

AMSTech / Laptop                      Infotel                     2/27/98           3,973.05          110.36
BASICS PC w/Monitor, etc.             Infotel                     2/13/98           1,098.48           30.51
Palm Pilot                            MAC Warehouse               2/24/98             353.95            9.83
Monitors                              Best Buy                    3/03/98             778.00           21.61
Floppy Drive, Printer Cover           Infotel                     4/23/98             729.80           20.27
Various Computer Equip                Infotel                     4/01/98             758.84           21.08
Monitor, Computer, Modem              Infotel                     6/29/98           1,049.91           29.16
Laptop,                               Infotel                     6/15/98           3,518.70           97.74
Computer, Monitor                     Infotel                     6/25/98           1,998.47           55.51
Computer, Modem, Network Hub          Infotel                     7/29/98           1,669.66           46.38
 Laptop                               Circuit City                7/27/98           1,907.99           53.00
Various Computer Equip                Infotel                     8/30/98           3,389.58          106.04
Computer Equipment                    Infotel                     9/16/98           1,289.15           35.81
Laptop Lan Card                       Hicks                       9/01/98             773.59           21.49
CD Burner                             Media Source                0/31/98          16,907.00          469.64
Computer                              Infotel                     0/31/98      $    1,904.75           52.91
Computers                             Infotel                     0/16/98      $    7,761.32          202.31
Computer Equipment                    Infotel                     0/31/98      $    4,946.78          137.71
Computer Equipment                    Infotel                     1/30/98      $    2,657.07           73.81
Computer Equipment                    Infotel                     2/31/98      $    2,060.66           57.24
SUB TOTAL 98                                                                   $   59,526.75   $    1,652.41

Computer Equipment                    Infotel                     2/03/99      $    3,230.69           89.74
Computer Equipment                    Infotel                     5/30/99      $    2,733.34           75.83

                                       26

Computer Equipment                    Infotel                     6/30/99      $    2,013.00           55.92
Computer Equipment                    Various                     7/31/99      $   16,364.85          454.58
Computer Equipment                    Various                     8/31/99      $   24,652.72          684.80
Computer Equipment                    Various                     9/30/99      $   27,522.58          764.52
Computer Equipment                    Various                     0/30/99      $   31,592.51          877.57
Computer Expense                      Various                     1/15/99      $    4,655.04          129.31
Computer Expense                      Various                     2/31/99      $   26,317.72          731.05
SUB TOTAL 99                                                                   $  139,082.45   $    3,863.32

                                      VENDOR         LIFE YRS     ATE               COST             MONTHLY
                                      ------         --------     ---               ----             -------
Computer                              Entre                       1/25/00      $    1,370.58           38.07
Computers                             Entre                       1/28/00      $    6,745.84          187.38
Computers                             Entre                       2/28/00      $    4,276.04          118.78
Computers                             Entre                       3/07/00      $   12,343.70          342.88
Computers                             Entre                       3/07/00      $    2,538.70           70.52
Computers                             Entre                       3/07/00      $      286.20            7.95
Computers                             Dell                        3/14/00      $    7,922.44          220.07
Computers                             Richard Brown     3         4/11/00      $    1,520.00           42.22
Computers*                            Dell              3         4/17/00      $    5,269.26          146.38
Computers                             Entre             3         4/25/00      $    4,377.80          121.61
Computers                             Dell              3         4/28/00      $    3,150.32           87.51
Computers                             Dell              3         4/28/00      $    9,259.10          257.20
Computers                             Dell              3         5/30/00      $    3,652.76          101.47
Computers                             Dell              3         5/31/00      $    3,050.68           84.75
Computers                             Dell              3         5/31/00      $    1,715.09           47.65
Entry Server                          IBM               5         7/31/00      $    4,473.00           74.55
Printer                               Entre             3         7/31/00      $    1,117.24           31.04
Desktop Computers (2)                 Dell              3         7/31/00      $    3,743.92          104.00
Laptop Computer (1)                   Dell              3         7/31/00      $    3,508.60           97.47
Phone Sysytem                         Intertell         7         7/31/00      $    3,757.66           44.74
Printer                               CDW               3         7/31/00      $    1,328.96           36.92
Desktop Computers (1)                 Dell              3         7/31/00      $    2,658.49           73.85
Printer                               Entre             3         7/31/00      $    1,117.24           31.04
Phone System/adj to accrual           Intertell         7         8/31/00      $       96.19            1.14
Entry Server additional owed          IBM               5         8/31/00      $      268.38            4.47

                                       27

Laptop Computer (1)                   Dell              3         9/29/00      $    2,853.52           79.26
Laptop Computer (2)                   Dell              3         9/29/00      $    6,128.93          170.24
Desktop - 2                           Dell              3         9/29/00      $    2,808.99           78.02
Support Line                          IBM               3         0/31/00      $    1,323.27           36.76
Laptop (1)                            Dell              3         0/31/00      $    2,774.02           77.06
Laptop (2) ($30 Rebate 01/01)         Dell              3         0/31/00      $    5,952.64          166.18
Processor for ISIS                    AMEX/HP           3         1/07/00      $      840.69           23.35
Laptop (1)                            Dell              3         1/21/00      $    2,961.64           82.26
SUB TOTAL 2000                                                                 $  115,191.89   $    3,086.79
                                                                               -----------------------------
GRAND TOTAL COMPUTER EQUIPMENT                                                 $  318,253.09   $    8,726.18
                                                                               -------------   -------------

                                      VENDOR                      DATE              COST             MONTHLY
                                      ------                      ----              ----             -------
000-1102-000-000
              OFFICE EQUIPMENT:
              -----------------

Filing Cabinets (3)                   Office Depot                6/30/98             417.28           11.59
SUB TOTAL 98                                                                          417.28           11.59

Filing Cabinets , Chairs              Office Depot                5/30/99           2,626.00           72.94
Office Depot                          Office Depot                9/30/99             808.33           22.45
Ivan Allen                            KMC                         2/09/99          35,556.57          987.68
Furniture                             Ivan Allen                  2/09/99          20,012.45          555.90
SUB TOTAL 99                                                                       59,003.35        1,638.97

Telephone Headsets                    Oram                        3/02/00           2,565.64           71.27
Telephone Headsets                    Oram                        3/02/00           2,353.00           65.36
Paper Shredder                        Staples           3         7/31/00           1,344.34           37.35
Shrink Wrapper                        Alles Southeast   3         0/31/00           4,764.70          132.35
SUB TOTAL 2000                                                                     11,027.68          306.33
                                                                               -----------------------------
GRAND TOTAL OFFICE EQUIP                                                           70,448.31        1,956.89
                                                                               -------------   -------------

                                       28

                                                                               -----------------------------
SUB-TOTAL COMPUTER & OFFICE                                                       388,701.40       10,683.07
                                                                               -------------   -------------
000-1103-000-000
LEASEHOLD IMPROVEMENTS

Blinds                                Rackley's Rods    3         12/9/99            2777.11           77.14
Shelves - Shipping                    Weimar Const      5         8/18/00            2800.00           46.66
Programable Thermostats               Canady            5         8/30/00             754.50           12.57
                                                                               -----------------------------

SUB TOTAL LEASEHOLD IMP                                                             6,331.61          136.37
                                                                               -------------   -------------

GRAND TOTAL                                                                       395,033.01       10,819.44
                                                                               =============   =============

                               GO SOFTWARE ASSETS
                               ------------------

                 BUILDING A
                 ----------
APC UPS'es                                            8          HP 2500 Ct Color Printer                          1
Canon PC-6RE Copier                                   1          HP 870 Cse Laser Printer                          1
Chair - High back leather                             4          HP Laserjet 2100 laser printers                   1
Chair - Old Leather high back                         1          HP Laserjet 3100 laser printers                   2
Cisco 2500 Router                                     1          HP ProServe 12-port hub                           1
Cisco 2600 Router                                     1          Intertel Phone System                             1
Cisco Catalyst 2900 Switches                          3          Kentrox CSU/DSU                                   1
Cisco Fasthub 400's                                   6          Large Garbage Cans                                2
Cisco Pix Firewall                                    1          Large wooden reception desk                       1
Coffee Machines                                       2          Lexmark Optra 1620 Laser Printer                  1
Cubicles                                              30         Lexmark Optra 1625 Laser Printer                  1
Desk - Computer                                       2          Meeting Room Table                                1
Desk - Wooden Small                                   2          Metal Bookshelves                                 8

                                       30

Desk Executive (D. Keeble)                            1          Metal Storage Shelf                               1
Desks - Executive Metal                               2          Microwave Ovens                                   2
Desks - Standard Office                               12         Office Chairs Fixed Leg with arms                 6
Dev Support Lab Tables                                3          Office Chairs Fixed Leg without arms              24
DocSeal Laminator                                     1          Office Chairs Rolling with arms                   39
Executive wooden desks                                4          Office Chairs Rolling without arms                11
Fax machine (Brother) in Sales area                   1          Overhead projector                                1
Fax machine (may not work)                            1          Radio for Hold Music                              1
Fax machine in secretary's cubicle                    1          Reception area wing back chairs                   2
File Cabinet - 3 drawer                               1          Round recption area table                         1
File Cabinets - 2 drawer                              4          Short Folding Tables - Short                      9
File Cabinets - 4 drawer                              5          Small rolling book shelf                          1
Folding Tables - Long                                 4          Tall Metal Storage Cabinets                       2
Full Size Refrigerator                                1          Toaster                                           1
                                                                 Wooden Bookshelves                                9
                 BUILDING B
                 ----------

                  PC CHARGE
                  ---------
15" Monitors                                          3          Lexmark Z52 Color Printer - Doug                  1
17" Monitor                                           1          Long Folding Table                                1
APC UPS                                               1          Mainbox Rack                                      1
Chairs with Arms                                      16         Rolling Meeting Room Tables                       3
Computer Projectors                                   2          Round Folding Table                               1
Cubicles                                              12         Short Folding Table                               1
Fixed Leg Chairs with Arms                            6          Small TV with VCR Player                          1
Intertel Phone System Slave System                    1          Tall Black Filing Cabinet                         1
Larger TV for monitoring PCC calls                    1          Training Room Table                               2
Lexmark Optra T612 Printer                            1          TV Stand                                          1
Cisco 24 port hubs                                    2

                                       31

                  SHIPPING
                  --------

3-drawer file cabinet                                 1          Large Garbage Cans                                3
4-drawer file cabinets                                3          Large paper shredder                              1
CD Burners                                            2          Lexmark Optra T612 laser printer                  1
Clamco Shrink Wrap machine                            1          Metal Bookshelf                                   1
Dymo LabelWriter EL60                                 1          Metal Shelves (Sit atop shipping tables)          2
Fans                                                  2          Office chairs - no arms                           2
Fixed leg office chair - no arms                      1          Office chairs - with arms                         2
Floppy disk replicator                                1          Office Desks                                      2
Foldmate Letter folder                                1          Older manual shrink wrap machine                  1
Hand Truck - 2-wheel                                  1          Shipping Tables                                   6
Hand Truck - 4-wheel                                  1          Short folding table                               1
HP Laserjet 3100 printer                              1          Step stool                                        1
LabelWriter XL Plus                                   1          Wood Bookshelf                                    1
Ladder w/hand rail                                    1

                                                                                                    MONITOR       PERI-
BUILDING           CID              MGHZ   RAM    HD1     HD2   MANUF.    MODEL          LT0/DT1      SIZE      PHERAL(S)
--------           ---              ----   ---    ---     ---   ------    -----          -------      ----      ---------
GO SOFTWARE EQUIPMENT
  A - GO Software  D04              700    128    20G      X    Compaq    Persario       DESKTOP       15
  A - GO Software  Q03              700    128    20G      X    Compaq    Persario       DESKTOP       17
  A - GO Software  D01              500    128    10G      X    Dell      Dimension      DESKTOP       17
  A - GO Software  Q04              600    128    10G      X    Dell      Dimension      DESKTOP       15
  A - GO Software  S07              600    128    10G      X    Dell      Dimension      DESKTOP       17
  A - GO Software  V03              600    256    20G      X    Dell      Optiplex       DESKTOP       14
  A - GO Software  F01              667    128    14G      X    Dell      Generic        DESKTOP       17
  A - GO Software  S04              667    128    12G      X    Dell                     DESKTOP       17
  A - GO Software  M03              667    128    14G      X    Dell                     DESKTOP       17
  A - GO Software  D16                     128             X    Dell      Optiplex       DESKTOP       15
  A - GO Software  I05                     128    38G     38G   Dell      Optiplex       DESKTOP       SB
  A - GO Software  I06                     128     9G      X    Dell      Demension      DESKTOP       SB
  A - GO Software  DevSup Lab       500    128    10G           Dell      Dimension      DESKTOP       15
  A - GO Software  A04              200     96     8G      X    Generic                  DESKTOP       14
  A - GO Software  V09              200     96     9G      X    Generic                  DESKTOP       17
  A - GO Software  D09              233     64    6.3G     X    Generic                  DESKTOP       17
  A - GO Software  V10              400    192     6G      X    Generic                  DESKTOP       0
  A - GO Software  F02              433     64     6G      X    Generic                  DESKTOP       17
  A - GO Software  D10              433     64    16G      X    Generic                  DESKTOP
  A - GO Software  Q02              450     64    10G      X    Generic                  DESKTOP       17
  A - GO Software  D05              500    128    13G      X    Generic                  DESKTOP       17
  A - GO Software  D07              500    196    12G      X    Generic                  DESKTOP       17
  A - GO Software  D11              600    128    20G      X    Generic                  DESKTOP
  A - GO Software  V08              600     96     9G      X    Generic                  DESKTOP       17
  A - GO Software  M01              600    160    13G      X    Generic   Ultra          DESKTOP       17
  A - GO Software  V02              600     64    13G      X    Generic   Ultra          DESKTOP       0
  A - GO Software  V07              600     64    13G      X    Generic                  DESKTOP       17
  A - GO Software  S01              PIII   128    13G      X    Generic                  DESKTOP       17
  A - GO Software  D03                     128    17G      X    Generic                  DESKTOP       17
  A - GO Software  D03                     128    17G      X    Generic                  DESKTOP       17
  A - GO Software  V06                                     X    Generic                  DESKTOP       17
  A - GO Software  S06                      96             X    Generic                  DESKTOP       15
  A - GO Software  S09                                     X    Generic                  DESKTOP
  A - GO Software  I07                     128     6G      X    Generic                  DESKTOP       SB
  A - GO Software  F03              500    128    13G      X    HP        Vectra         DESKTOP       17
  A - GO Software  D08              500    128    10G      X    HP        Vectra         DESKTOP       17
  A - GO Software  D13              500    128    13G      X    HP        Vectra         DESKTOP       17

                                       33

  A - GO Software  S03              500    128    13G      X    HP        Vectra         DESKTOP       17
  A - GO Software  M02              500    196    13G      X    HP        Vectra         DESKTOP       17
  A - GO Software  I02              550    256   18GR0     X    HP        LH3            DESKTOP       SB    Sure Store DD3
  A - GO Software  I03              550    768   18GR0     X    HP        LH3            DESKTOP       SB
  A - GO Software  I01             550x2   512   18x2R0  36x2R0 HP        LH3            DESKTOP       SB
  A - GO Software  V01              600     64    13G      X    HP        Vectra         DESKTOP       17
  A - GO Software  V05              600    256     9G      X    HP        Vectra         DESKTOP       17
  A - GO Software  A03              600    128    13G      X    HP        Vectra         DESKTOP       17
  A - GO Software  D18                     256   18G-R0  18G-R0 HP        NetserverE60   DESKTOP       15
  A - GO Software  I04                     196    9R0      X    HP        LC3            DESKTOP       SB
  A - GO Software  DevSup Lab                                   IBM       AS400e         DESKTOP       15
  A - GO Software  D17             SPARC   256             X    Sun       Ultra5         DESKTOP       15
  A - GO Software  DevSup Lab       PII     64     3G           Ultra                    DESKTOP       15
  A - GO Software  DevSup Lab       Pii     32     3G           Ultra                    DESKTOP       15
  A - GO Software  DevSup Lab        ?     256     ?            Ultra                    DESKTOP      none
  A - GO Software  DevSup Lab       PII     64     3G           White Box                DESKTOP       15

  A - GO Software  S08                                     X    AMS       Ultra          LAPTOP
  A - GO Software  D19              226     64             X    AMS TECH  Roadster       LAPTOP
  A - GO Software  A01              600    256    12G      X    Dell      Inspiron       LAPTOP
  A - GO Software  D06              700    128    10G      X    Dell      Inspirion      LAPTOP
  A - GO Software  D12              700    128    10G      X    Dell      Inspiron       LAPTOP
  A - GO Software  D14              700    128    20G      X    Dell      Inspiron       LAPTOP                  Docking
  A - GO Software  V04              700    128    18G      X    Dell      Inspiron       LAPTOP
  A - GO Software  Q01              700    256    10G      X    Dell      Inspiron       LAPTOP
  A - GO Software  S02              700    128   18.6G     X    Dell      Insprion 5000  LAPTOP
  A - GO Software  D02              350                    X    Generic                  LAPTOP
  A - GO Software  F04              400                    X    Generic                  LAPTOP
  A - GO Software  D02                                     X    Generic                  LAPTOP
  A - GO Software  A02              450    196     6G      X    HP        Omni Book 900  LAPTOP                  Docking
  A - GO Software  D15              200     96     6G      X    Sony      Vaio           LAPTOP
B - GO - PC Charge Tony Thomas      700    128    10G           Compaq                   DESKTOP       17       Speakers
B - GO - PC Charge Jason            700    128    10G           Compaq                   DESKTOP       17       Speakers
B - GO - PC Charge Jim Atwell       600    128    10G           Dell      Dimension      DESKTOP       17
B - GO - PC Charge Mafia            500    128    13G           Dell      Optiplex       DESKTOP       17
B - GO - PC Charge John Rankin      732    128    10G           Dell      Optiplex       DESKTOP       17
B - GO - PC Charge Katina           500    128    10G           Dell      Dimension      DESKTOP       17
B - GO - PC Charge Alma             500    128    10G           Dell      Dimension      DESKTOP       17       Speakers
B - GO - PC Charge Renee            731    128    14G           Dell      Optiplex       DESKTOP       17       Speakers
B - GO - PC Charge Melissa James    667    128    14G           Dell      Optiplex       DESKTOP       17       Speakers

                                       34

B - GO - PC Charge Doug Galloway    667    128    14G           Dell      Optiplex       DESKTOP       17       Speakers
B - GO - PC Charge Jeremy Batts     667    128    14G           Dell      Optiplex       DESKTOP       17       Speakers
B - GO - PC Charge Brett Gordon     667    128    14G           Dell      Optiplex       DESKTOP       17       Speakers
B - GO - PC Charge Brett - Test     667    128    14G           Dell      Optiplex       DESKTOP       17       Speakers
B - GO - PC Charge Peter Greiner    500    128    13G           HP        Vectra         DESKTOP       17
B - GO - PC Charge Laticha          500    128    10G           HP        Vectra VL      DESKTOP       17       Speakers
B - GO - PC Charge Not Assigned     600    128    10G           Ultra                    DESKTOP       17
B - GO - PC Charge William Harrell  PII     96    10g           Ultra                    DESKTOP       17
B - GO - PC Charge Double Office    350     32     2G           Ultra                    DESKTOP       15
B - GO - PC Charge Terry Phillips   600     64    12G           Ultra                    DESKTOP       17
 B - GO -Shipping                    ?      64    13G           Basics                   DESKTOP       15
 B - GO -Shipping  Kathy Prickett   600    256    14G           Dell      Optiplex       DESKTOP       17       Speakers
 B - GO -Shipping                   667    128    14G           Dell      Optiplex       DESKTOP       15
 B - GO -Shipping  Valerie          500    130    14G           HP        Vectra VL      DESKTOP       15       Speakers
 B - GO -Shipping                   333    130     2G           Ultra                    DESKTOP       15
 B - GO -Shipping                    ?      64    14G           Ultra                    DESKTOP       15

                                   SCHEDULE F
                                   ----------

                               MATERIAL CONTRACTS
                               ------------------

MAJOR PRODUCT/SERVICE CONTRACT/AGREEMENTS:
------------------------------------------
KeyCorp - Contract Programming
Verifone - License
IVI Checkmate - License
Sage - License
BankServ  (ACH)
Givex Canada (Gift Cards)
Virtual Purchase Card, Inc

OTHER PRODUCT/SERVICE CONTRACT/AGREEMENT:
-----------------------------------------
National Processing Company (NPC)
Bridgestone
Regis

ESCROW AGREEMENT:
-----------------
DSI Technology Escrow Services

CREDIT CARD PROCESSING AGREEMENTS:
----------------------------------
American Express
Nova - Visa/Mastercard
Discover Card

BUILDING/EQUIPMENT LEASES
-------------------------
JRW  Development - Building Lease
Mita Copier Lease
Pitney Bowes System lease - Shipping/Postage

TELEPHONE SERVICE PROVIDERS
---------------------------
KMC Telecom (CLEC)
Sprint (T1)

ADVERTISING:
------------
Anderson Communications Group

                                   SCHEDULE G
                       EMPLOYEES / INDEPENDENT CONTRACTORS

--------------------------------------------------------------------------------------------
     HIRE DATE             EMPLOYEES                 TITLE
--------------------------------------------------------------------------------------------

   ADMINISTRATION
       7/7/99              Tony Abruzzio             General Manager/ Vice President
      10/1/98              Robyn Iannone             Manager, Human Resources

         2
FINANCE AND SHIPPING
       1/3/00              Emory Aspinwall           Chief Financial Officer
      8/16/99              Dell Keeble               Finance Manager
                           ACCOUNTING
      1/24/00              Carol Hohnerlein          Accounting Manager
      10/1/98              Cheri Wilson              Admin. Acct. Technician
                           SHIPPING
      11/29/99             Kathy Pricket             Shipping / Billing Technician
      12/20/99             Valerie Hood              Shipping / Billing Technician
         6
    DEVELOPMENT
       4/5/99              Cary Westerfield          Mgr, Development
      10/1/98              William Maddox            Developer II
      11/8/99              Lisa Findley              Developer I
      12/9/98              Rusty Butler              Developer I
      8/30/99              Rhonda Addison            Developer I
      1/24/00              Alexander Winskie         Developer I
      3/20/00              Mike Barsic               Developer I
       1/3/00              Charles Opper             Developer I
         8
  SUPPORT SERVICES  OPERATIONAL SUPPORT SERVICES
  ----------------
       9/7/99              David Plaspohl            Mgr., Operations/Support Services
         1
                           DEVELOPER SUPPORT
      1/31/00              George Burgstiner         Applications Engineer
      4/30/01              Open                      Applications Engineer
      4/23/01              Open                      Applications Engineer
         3
                           SYSTEM ADMINISTRATION
       2/5/98              Dennis O'Sullivan         IS Manager
         1

                           QUALITY ASSURANCE
      8/18/99              Jonathon Vigrass          QA Manager
         1

                           TECHNICAL SUPPORT
      4/28/99              Doug Galloway             Customer Service Supervisor - PC Charge
      3/22/99              Peter Greiner             Sr. Technical Support Rep.- PC Charge
       5/8/00              Jermey Batts              Technical Support Rep. - PC Charge
       5/8/00              Laticha Small             Technical Support Rep. - PC Charge
       8/1/00              Jim Atwell                Technical Support Rep. - PC Charge
       8/2/00              Jason Powell              Technical Support Rep. - PC Charge
       8/1/00              Melissa James             Technical Support Rep. - PC Charge
      4/25/01              John Rankin               Technical Support Rep. - PC Charge
         8
                           OUTSIDE SALES
       7/1/00              Ryan Fenley               Sales Manager - West
       8/3/98              Steve Hicks               Sales Manager - POS/ISV reseller
         2
                           INSIDE SALES
      6/18/99              Ken Kehr                  Inside Sales Manager
       1/4/99              Michael Packer            Team Leader
      9/13/99              Brad Jensen               Inside Sales II
      12/13/99             Richard Brown             Technical Support Mgr.
      1/13/00              William Black             Inside Sales Rep
         5
                           PRODUCT SUPPORT
       4/4/01              Open                      Director, Product Management
       1/4/99              Trell McFarlin            Marketing Communications Specialist
      10/27/99             Shane Fell                Technical Support Rep.
       1/3/00              Mandy Ownley              Marketing Relationship Manager
         4

         41                Total